    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 2003
                                                          REGISTRATION NO. 333 -
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                           ---------------------------

                                 ENTROPIN, INC.
           (Name of Small Business Issuer as Specified in its Charter)

               DELAWARE                                     8741
   (State or Other Jurisdiction of              (Primary Standard Industrial
    Incorporation or Organization)               Classification Code Number)

                                   68-0150827
                                (I.R.S. Employer
                             Identification Number)
                           ---------------------------
                               45926 OASIS STREET
                             INDIO, CALIFORNIA 92201
                                 (760) 775-8333
          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)
                           ---------------------------
                           THOMAS G. TACHOVSKY, PH.D.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 ENTROPIN, INC.
                               45926 OASIS STREET
                             INDIO, CALIFORNIA 92201
                                 (760) 775-8333
            (Name, Address and Telephone Number of Agent for Service)
                           ---------------------------
                                   COPIES TO:
                             CRAIG S. ANDREWS, ESQ.
                               RYAN A. MURR, ESQ.
                      HELLER EHRMAN WHITE & MCAULIFFE, LLP
                     4350 LA JOLLA VILLAGE DRIVE, 7TH FLOOR
                               SAN DIEGO, CA 92122
                                 (858) 450-8400

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
-------------------------------------------------------------------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                            CALCULATION OF REGISTRATION FEE
==================================================== =========================================== =========================
              TITLE OF EACH CLASS OF                              PROPOSED MAXIMUM                      AMOUNT OF
            SECURITIES TO BE REGISTERED                     AGGREGATE OFFERING PRICE (1)           REGISTRATION FEE (2)
---------------------------------------------------- ------------------------------------------- -------------------------
Shares of common stock, par value $.0001 per share                    $4,000,000                            $324
---------------------------------------------------- ------------------------------------------- -------------------------

(1) Represents the maximum aggregate offering price for all shares of common stock that the Registrant may sell from time to time pursuant to this Registration Statement.
(2) Calculated in accordance with Rule 457(o) under the Securities Act of 1933. The Registrant is registering 20,000,000 shares of common stock, par value $.0001 per share, for sale under this Registration Statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

PRELIMINARY PROSPECTUS          SUBJECT TO COMPLETION           OCTOBER __, 2003

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THIS OFFERING IS BEING MADE ONLY TO ACCREDITED INVESTORS IN ARIZONA, CALIFORNIA, COLORADO, ILLINOIS, INDIANA, IOWA, MICHIGAN, MISSISSIPPI, OKLAHOMA AND TEXAS. SEE "INVESTOR SUITABILITY REQUIREMENTS" BEGINNING ON PAGE 34.


                                [ENTROPIN LOGO]


                                 ENTROPIN, INC.
                        NEW FRONTIERS IN PHARMACEUTICALS

                                   $4,000,000
                                  COMMON STOCK


This is a "best efforts" offering to raise between $2,000,000 and $4,000,000 through the sale of up to 20,000,000 shares of Entropin, Inc. common stock. The offering is expected to continue until February 1, 2004 and funds will be placed in escrow until the first purchase of at least $2 million is completed through this offering. If we do not sell $2 million in shares of our common stock by February 1, 2004, we will promptly refund all proceeds in the escrow account, without interest. We will deliver stock certificates representing shares purchased as soon as practicable, but in no event later than 30 days after the initial close or any subsequent close of the offering. The minimum investment will be $50,000, unless we agree to accept a smaller purchase. InvestLinc Securities, LLC, a registered broker-dealer, is serving as our placement agent for this offering. Broker fees and commissions, in addition to the expenses of this offering, will be deducted directly from the proceeds of the offering.

                                                      PER SHARE     TOTAL MINIMUM    TOTAL MAXIMUM
                                                      ---------     -------------    -------------
     Offering price .............................   $                 $2,000,000       $4,000,000
     Placement agent discounts and commissions...   $                 $  120,000       $  240,000
     Proceeds to us before expenses .............   $                 $1,880,000       $3,760,000

Our common stock and warrants are traded on the Over-The-Counter Bulletin Board under the symbols "ETOP" and "ETOPW," respectively.

INVESTING IN OUR COMMON STOCK INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING THESE SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OF ARIZONA, BUT THE FACT OF THE REGISTRATION IS NOT TO BE DEEMED A FINDING BY THE ARIZONA CORPORATION COMMISSION OR THE DIRECTOR OF THE SECURITIES DIVISION THAT THIS PROSPECTUS IS TRUE OR ACCURATE, NOR DOES THE REGISTRATION MEAN THAT THE COMMISSION OR THE DIRECTOR HAS PASSED ON THE MERITS OF OR OTHERWISE APPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS.

                           FORWARD-LOOKING INFORMATION

Some of the statements in this prospectus and in our periodic filings with the SEC may constitute forward-looking statements. The forward looking statements are principally contained in the sections entitled "Prospectus Summary," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Any of these statements involve known and unknown risks, significant uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

In some cases, you can identify the forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology.

Although we believe that the expectations reflected in any such forward-looking statements are reasonable, we cannot guarantee our future results, levels of activity, performance or achievements. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any securities purchased under this prospectus. Except as required by Federal securities laws, we assume no obligation to update any forward-looking statements to reflect events or circumstances arising after the date of this prospectus.

You should rely only on the information contained in this prospects. We have not authorized anyone to provide you with information different from that contained in this prospectus.

YOU SHOULD CAREFULLY REVIEW AND CONSIDER THE VARIOUS DISCLOSURES IN THIS PROSPECTUS REGARDING FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANTICIPATED RESULTS, INCLUDING THOSE FACTORS UNDER THE CAPTION "RISK FACTORS" STARTING AT PAGE 4.


                                TABLE OF CONTENTS


FORWARD-LOOKING INFORMATION...................................................i
PROSPECTUS SUMMARY............................................................1
RISK FACTORS..................................................................4
USE OF PROCEEDS...............................................................9
MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS......................10
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS......................................................11
BUSINESS.....................................................................15
LEGAL PROCEEDINGS............................................................24
FACILITIES...................................................................24
EMPLOYEES....................................................................25
MANAGEMENT...................................................................25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................31
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES...............................32
DESCRIPTION OF SECURITIES....................................................32
INVESTOR SUITABILITY REQUIREMENTS............................................34
PLAN OF DISTRIBUTION.........................................................36
LEGAL MATTERS................................................................37
EXPERTS......................................................................37
WHERE YOU CAN FIND MORE INFORMATION..........................................37
INDEX TO FINANCIAL STATEMENTS...............................................F-1

                               PROSPECTUS SUMMARY

YOU SHOULD READ THE FOLLOWING SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION REGARDING US, THE SALE OF OUR COMMON STOCK IN THIS OFFERING, OUR FINANCIAL STATEMENTS AND THE NOTES TO THOSE FINANCIAL STATEMENTS THAT APPEAR ELSEWHERE IN THIS PROSPECTUS.


BUSINESS OVERVIEW

         We are a pharmaceutical research and development company focused on the development of proprietary compounds for pain therapy. Our primary activities since inception have been research and development, including preclinical studies, and tests focused on securing U.S. Food and Drug Administration, or FDA, approval for our proprietary compounds. We have previously completed preclinical animal studies, Phase I, Phase II and Phase II/III human clinical trials for our first pain-relief product, known as Esterom(R) solution. In January 2002, we reported that one of our researchers at Harvard Medical School had identified the active ingredient in Esterom solution, which we named ENT-102. Results of our initial preclinical studies revealed that ENT-102 may effectively block nerve impulse conduction and, when injected into animals, may have long-lasting properties to reduce and manage pain.

         Based on these findings and the results of our Phase II/III clinical study with Esterom solution, we decided to forego further development of Esterom solution and pursue development of ENT-102. In January 2003, we announced the discovery of a new chemical entity, ENT-103, a simplified derivative of ENT-102. Due to the perceived demonstrated pain reduction equivalency of ENT-103 and ENT-102 in preclinical studies, and the perceived advantages of pursuing regulatory approval with a simpler molecular structure, we decided to focus on the development of ENT-103 as a therapy for treatment of acute pain.

         We believe that ENT-103 has the potential to effectively treat a number of medical conditions using various delivery systems. At present, we are actively pursuing injectable and topical delivery systems for ENT-103. A third delivery system, inhalation therapy, is also being evaluated. We believe that ENT-103 and related compounds could have a significant impact on the pain market. In conjunction with our drug development activities, we are raising funds to initiate clinical trials and the regulatory approval process.


THE COMPANY

         We were incorporated in California in 1984 as Entropin, Inc., or old Entropin, and in 1998, completed a merger with and into Vanden Capital Group, Inc., after which Vanden changed its name to Entropin, Inc. For accounting purposes, the acquisition was treated as a recapitalization of old Entropin based upon historical cost, with old Entropin as the acquirer. In conjunction with the merger, Entropin, Inc. became a Colorado corporation. In June 2002, we changed our state of incorporation from Colorado to Delaware. Our principal executive offices are located at 45926 Oasis Street, Indio, California 92201. Our telephone number is (760) 775-8333. Our website is located at www.entropin.com. We do not consider information contained in our website to be part of this prospectus. Entropin and Esterom are registered trademarks of Entropin, Inc. This prospectus also refers to trademarks and trade names of other companies and organizations.


THE OFFERING

         With this offering, we are seeking to raise between $2 million (the "Minimum Offering") and $4 million (the "Maximum Offering") through the sale and issuance of up to 20 million shares of common stock to accredited investors. Investments will be held by an escrow agent until we have at least $2 million in total investments in this offering or until February 1, 2004, the offering termination date. If we have not reached the Minimum Offering by February 1, 2004, the escrow agent will promptly return all escrowed funds, without interest, and the offering will terminate. If we have reached the Minimum Offering by February 1, 2004, but have not reached the Maximum Offering, we may extend the offering for up to 30 days. See "Plan of Distribution" on page 36.

         Set forth below is certain additional information regarding the terms of this offering.

Common stock we are offering.............................  Up to 20,000,000 shares.

Common stock to be outstanding after this offering.......  Up to 31,545,341 shares, depending on offering subscription.(1)

Over-The-Counter Bulletin Board symbol...................  ETOP

Use of proceeds..........................................  The net  proceeds of this offering will be used to support the further development of ENT-103 and for other general corporate purposes, including working capital.  See "Use of Proceeds."

-------------

(1) We had 11,545,341 shares of common stock and 3,210,487 shares of Series A' Preferred Stock outstanding as of September 30, 2003, excluding:

         o Options to purchase up to 2,396,619 shares of common stock at a weighted-average exercise price of $3.21 per share;

         o Warrants to purchase up to 3,283,500 shares of common stock at a weighted-average exercise price of $8.63 per share; and

         o Warrants to be issued to the placement agent following completion of the offering for 7% of the total shares sold in the offering with an exercise price equal to the price per share in this offering. See "Plan of Distribution."


CAPITALIZATION

         Set forth below is the selected unaudited pro forma capitalization of Entropin at June 30, 2003, after giving effect to (A) the hypothetical sale of $2,000,000 of shares of common stock, which represents the Minimum Offering, and
(B) the hypothetical sale of $4,000,000 of shares of common stock, which represents the Maximum Offering, in each case the hypothetical proceeds shown are net of Placement Agent's 6% commission. Other expenses of this offering will be deducted from the proceeds.

                  MINIMUM OFFERING                                             JUNE 30, 2003
                                                       --------------------------------------------------------------
                                                                                 PRO FORMA           PRO FORMA,
                                                             ACTUAL             ADJUSTMENTS          AS ADJUSTED
                                                       -------------------- -------------------- --------------------
Balance Sheet Data:

Cash, cash equivalents and short-term investments        $  2,179,035          $ 1,880,000               $ 4,059,035
Working capital                                             2,177,607            1,880,000                 4,057,607
Total assets                                                2,702,235            1,880,000                 4,582,235
Total stockholders' equity                                  1,959,617            1,880,000                 3,839,617


                  MAXIMUM OFFERING                                             JUNE 30, 2003
                                                       --------------------------------------------------------------
                                                                                 PRO FORMA           PRO FORMA,
                                                             ACTUAL             ADJUSTMENTS          AS ADJUSTED
                                                       -------------------- -------------------- --------------------
Balance Sheet Data:

Cash, cash equivalents and short-term investments        $ 2,179,035           $ 3,760,000               $ 5,939,035
Working capital                                            2,177,607             3,760,000                 5,937,607
Total assets                                               2,702,235             3,760,000                 6,462,235
Total stockholders' equity                                 1,959,617             3,760,000                 5,719,617

SELECTED FINANCIAL DATA

         The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and notes thereto. The selected financial data as of December 31, 2001 and 2002, and for the years then ended are derived from audited financial statements included in this prospectus. The selected balance sheet data as of June 30, 2003, is derived from unaudited financial statements included in this prospectus. derived

                                                                                                         Cumulative
                                                            Years ended                Six months      amounts from
Statement of Operations Data:                               December 31,                 ended       inception through
                                                  -------------------------------       June 30,         June 30,
                                                       2001             2002              2003              2003
                                                  -------------     -------------     -------------     -------------
Revenue                                           $         --      $         --      $         --      $         --
Costs and expenses:
Research and development                             2,315,076         3,048,063           504,467        15,198,045
General and administrative                           1,973,401         2,403,835         1,400,905        16,293,271
                                                  -------------     -------------     -------------     -------------
Operating loss                                    $ (4,288,477)     $ (5,451,898)     $ (1,905,372)     $(31,491,316)
Other income, net                                      497,462           190,102            16,823         1,240,140
                                                  -------------     -------------     -------------     -------------
Net loss                                            (3,791,015)       (5,261,796)       (1,888,549)      (30,251,176)

Dividends applicable to Series B
     preferred stockholders                            (96,384)          (91,033)          (32,750)       (1,100,895)
                                                  -------------     -------------     -------------     -------------
Net loss applicable to common stockholders        $ (3,887,399)     $ (5,352,829)     $ (1,921,299)     $(31,352,071)
                                                  =============     =============     =============     =============

Basic and diluted net loss per common share       $      (0.40)     $      (0.54)     $      (0.19)     $      (5.09)
                                                  =============     =============     =============     =============

Weighted average number of shares outstanding        9,739,000         9,874,000        10,144,000         6,164,000
                                                  =============     =============     =============     =============

BALANCE SHEET DATA:                                 December 31,
                                         ----------------------------------
                                             2001                 2002
                                             ----                 ----
Cash and short-term investments          $8,708,254            $3,896,853

Working capital                           8,598,595             3,840,357

Total assets                              9,122,767             4,328,784

Total liabilities                           142,986                62,450

Redeemable preferred stock                4,035,536             3,923,034

Stockholders' equity                      4,944,245               343,300


                                                   June 30, 2003
                                   ---------------------------------------------
                                     Actual      Pro forma (1)    Pro forma (2)
                                     ------      -------------    -------------

Cash and cash equivalents          $2,179,035      $4,059,035      $5,939,035

Working capital                     2,177,607       4,057,607       5,937,607

Total assets                        2,702,235       4,582,235       6,462,235

Total liabilities                     104,554         104,554         104,554

Redeemable preferred stock          3,848,551       3,848,551       3,848,551

Stockholders' equity                1,959,617       3,839,617       5,719,617


(1) This pro forma balance sheet data reflects net proceeds of $1,880,000 from the minimum offering.

(2) This pro forma balance sheet data reflects net proceeds of $3,760,000 from the maximum offering.

                                  RISK FACTORS

         THE SHARES WE ARE OFFERING ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. THEY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, consider carefully the following information about these risks, together with other information contained in this prospectus and our filings with the Securities and Exchange Commission. If any of the following risks actually occur, our business, financial condition and prospects would likely suffer. Additional riskS and uncertainties not presently known to us or that we currently CONSIDER immaterial may also impair our operations.

RISKS ASSOCIATED WITH OUR COMPANY AND ITS BUSINESS

         EVEN IF THIS OFFERING IS SUCCESSFUL, WE WILL NEED TO RAISE ADDITIONAL FUNDS TO SUPPORT OUR OPERATIONS. IF WE ARE UNABLE TO RAISE THESE FUNDS, WE WILL BE UNABLE TO COMPLETE OUR PRODUCT DEVELOPMENT AND WILL NEED TO REDUCE OR CEASE OUR OPERATIONS.

         Our independent auditors' opinion on our 2002 financial statements (which were filed with the SEC on April 30, 2003 in our annual report on Form 10-KSB, as amended) includes an explanatory paragraph indicating substantial doubt about our ability to continue as a going concern. We currently are able to pay our debts and meet our obligations as they become due, and we believe that our existing capital resources will be sufficient to satisfy our current and projected funding requirements for the next several months, which should carry us through the first quarter of 2004. If the Minimum Offering of $2,000,000 is raised, we estimate that the net proceeds will be sufficient to permit us to operate through year-end 2004 while we complete the preclinical studies and the initial Phase I/II human clinical trial for ENT-103. If the Maximum Offering of $4,000,000 is raised, we estimate that the net proceeds of this offering will be sufficient to permit us to operate for an additional six months (through the second quarter of 2005) and possibly longer while we complete our Phase II human clinical trials for ENT-103.

         Even if this offering is successful, we will need to raise additional funds to continue the development of ENT-103 and complete the FDA approval process, which we expect will cost less than $100 million. Our future funding requirements will depend on many factors, including:

         o        progress with preclinical and toxicology studies of ENT-103;

         o the costs of clinical tests and obtaining regulatory approval for ENT-103;

         o the costs and expenses associated with defending against the securities lawsuit recently filed against us and certain of our executive officers;

         o        the magnitude of our research and development programs;

         o the costs involved in obtaining and maintaining patent and other intellectual property rights; and

         o the cost of manufacturing and of commercialization activities and arrangements.

         We intend to seek additional funding to support our future operations through public or private sales of our equity or debt securities. Any additional equity or debt financings would be dilutive to our stockholders. We also intend to seek additional funding through potential corporate partnerships, licensing arrangements and/or merger/acquisition transactions. Any such collaborative arrangements, if necessary to raise additional funds, may require us to relinquish rights to some of our technologies or products, and may be dilutive to our stockholders. We cannot guarantee that we will be able to secure additional funds on reasonable terms, or at all. If we are unable to obtain additional funds to support our operations, we will be unable to complete our product development and will need to reduce or cease our operations.

         WE HAVE A HISTORY OF LOSSES AND WE MAY NEVER ACHIEVE OR MAINTAIN PROFITABILITY.

         To date we have experienced significant operating losses in funding the research, development and testing of our previous drug candidate, Esterom solution, and our subsequent and current drug candidates, ENT-102 and ENT-103. We expect to continue to incur substantial operating losses during our research, development and preclinical testing of ENT-103 and during the regulatory approval process for ENT-103, including filing a New Drug Application and conducting clinical trials. From our inception through June 30, 2003, we have incurred cumulative net operating losses of $31.4 million. We will not be able to pursue generating revenues from sales of ENT-103 unless it is approved by the FDA for marketing. FDA approval will take several years, if ENT-103 is approved at all. In addition, even if we successfully complete this offering, we will need to raise substantial additional capital to pursue the regulatory approval of ENT-103. As a result, we may never achieve a profitable level of operations, or even if we achieve profitability, we may not be able to sustain it on an ongoing basis.

         NEGATIVE OR INCONCLUSIVE RESULTS GENERATED BY OUR ONGOING PRECLINICAL STUDIES OF ENT-103 WILL HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATIONS AND PROSPECTS.

         To date, we have completed limited preclinical studies on our sole drug candidate, ENT-103. We are currently in the process of conducting additional preclinical and toxicology studies that will be important in determining whether ENT-103 remains a viable drug candidate. We can give no assurances as to the results of or the time to complete these preclinical studies. ENT-103 may be found to be ineffective or cause harmful side effects during preclinical testing. In addition, interim results do not necessarily predict final results. Negative or inconclusive results generated during these preclinical or toxicology studies, or any future clinical studies, will have an immediate material adverse effect on our operations and future prospects. In addition, any delay in the timing of the preclinical studies will adversely affect our ability to meet certain milestones, which could significantly harm our prospects given our limited remaining funds. Further, any negative results or delay in the preclinical studies will adversely affect our ability to raise additional funds through the issuance of securities or consummation of corporate partnering relationships.

         IF WE FAIL TO OBTAIN REGULATORY APPROVAL TO COMMERCIALIZE ENT-103, OR IF APPROVAL IS DELAYED, IT WILL INCREASE THE COST OF DEVELOPMENT, AND WILL LIKELY PREVENT OR DELAY OUR ABILITY TO SELL ENT-103 AND GENERATE REVENUE.

         Our only current drug candidate, ENT-103, is in the preclinical development stage and we do not anticipate beginning human clinical trials with ENT-103 until the third quarter of 2004. We have not yet filed an application to commence human clinical trials, known as an Investigational New Drug, or IND, application, nor have we requested or received regulatory approval from the FDA for marketing products containing ENT-103. Neither ENT-103 nor any other products that may result from our research and development programs are expected to be commercially available for several years, if at all.

         The development of new pharmaceutical products is highly uncertain and subject to a number of risks. The FDA approval process generally takes years and consumes substantial capital resources with no assurance of ultimate success. We cannot apply for FDA approval to market ENT-103 until the product successfully completes all of the required clinical trials. Several factors may prevent our successful completion of the clinical trials, including negative or inconclusive preclinical results, failure or delays in the FDA approval process, insufficient capital resources, inability to properly design and complete clinical trials or insufficient proof that ENT-103 is safe and effective.

         There can be no assurance that development of ENT-103 will be completed successfully, that we will not encounter problems in preclinical studies or clinical trials that will cause the delay or suspension of such trials, that current or future testing will show ENT-103 to be effective or that ENT-103 will receive regulatory approval. Moreover, even if ENT-103 does receive regulatory approval, there can be no assurance that ENT-103 will be commercially successful, or have all of the patent and other regulatory protections necessary to prevent competitors from producing similar products. The failure of ENT-103 to receive timely regulatory approval and achieve commercial success will have a material adverse effect on our business and results of operations.

         In addition, as a controlled substance, ENT-103 will be subject to expensive and burdensome administrative requirements that will increase our costs.

         WE RELY ON THIRD PARTIES TO TEST, RESEARCH, DEVELOP AND MANUFACTURE ENT-103 AND THOSE THIRD PARTIES MAY NOT PERFORM SUCCESSFULLY, WHICH COULD HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         We depend on contractual arrangements with third parties for the provision of services and expertise in selected areas. Under these contractual arrangements, third parties are responsible for:

         o        conducting preclinical research and toxicology studies;

         o        conducting clinical trials and obtaining regulatory approvals;

         o        process and analytical methods development;

         o        clinical supply and commercial manufacturing;

         o        product packaging;

         o        research; and

         o        enhanced drug formulation(s).

         Our existing contractual relationships place substantial responsibility on these third parties, which could result in delays or termination if they fail to perform as predicted. We may not be able to maintain these existing relationships, or establish new ones on favorable terms, if at all. If these third parties fail to perform their contractual obligations, it could have a material adverse effect on our business and results of operations.

         WE ARE DEPENDENT ON CONTRACT MANUFACTURERS FOR THE PRODUCTION OF ENT-103 AND OUR FAILURE TO OBTAIN OR RETAIN THESE CONTRACT MANUFACTURERS WOULD HAVE A MATERIAL ADVERSE AFFECT ON OUR BUSINESS AND RESULTS OF OPERATIONS.

         We have, and currently plan to continue to utilize, third party manufacturing for the production of material for use in our research and clinical trials and for the potential commercialization of ENT-103 and any future products we may develop. We have no experience in manufacturing and do not have any manufacturing facilities. Consequently, we are solely dependent on contract manufacturers for all production of ENT-103 for development and commercialization purposes. In the event that we are unable to obtain or retain third-party manufacturing, we will not be able to manufacture ENT-103 as planned.

         IF WE ARE UNABLE TO DEFEND OUR PATENTS AND PROPRIETARY RIGHTS, OR IF OTHERS DEVELOP SUBSTANTIALLY EQUIVALENT PRODUCTS, OUR BUSINESS WOULD BE IMPACTED.

         Our patent, trademarks and other intellectual property rights are important to our success. Others may challenge, seek to invalidate, infringe or circumvent any patents we own, and the rights we have under those patents may not provide competitive advantages to us. If we are unable to defend our existing patents or if others develop similar products beyond the protection of our existing patents, our business could be impaired.

         In addition, the manufacture, use or sale of our products may infringe on the patent rights of others. Competitors and other third parties may initiate patent litigation against us in the United States or in foreign countries based on existing patents or patents that may be granted in the future. Many of our competitors have obtained patents covering competing products and processes and they may assert these patents against us. Patent litigation can be extremely expensive and time consuming.

         We may also need to initiate litigation, which could be time-consuming and expensive, to enforce our proprietary rights or to determine the scope and validity of others' rights. Any such litigation could result in substantial costs and diversion of resources, regardless of the outcome. In addition, a court may find our patents invalid or may find that we have infringed on a competitor's rights. If any claims or actions are asserted against us, we may be required to participate in expensive interference proceedings to determine who has the right to a patent for the technology.

         WE MAY BE EXPOSED TO PRODUCT LIABILITY CLAIMS THAT COULD ADVERSELY AFFECT OUR BUSINESS AND FINANCIAL CONDITION.

         The clinical testing of products containing ENT-103 entails risk of product liability claims. Medical testing has historically been litigious and we face financial exposure to product liability claims in the event that use of our products results in personal injury. We also face the possibility that defects in the manufacture of ENT-103 based products might necessitate a product recall. There can be no assurance that we will not experience losses due to product liability claims or recalls in the future. We currently have no product liability insurance, although we anticipate purchasing product liability insurance in reasonable and customary amounts prior to our sale of ENT-103 based products. Such insurance can be expensive, difficult to obtain and may not be available in the future at reasonable cost or in sufficient amounts to protect us against losses. An inability to maintain insurance or to otherwise protect against potential product liability could prevent or inhibit the commercialization of ENT-103 products. Moreover, a product liability claim in excess of our insurance coverage limits or product recall could have a material adverse effect on our business, financial condition and results of operations.

         WE MAY FACE INTENSE COMPETITION AND MAY NOT BE ABLE TO COMPETE EFFECTIVELY.

         The pharmaceutical industry is characterized by intense competition and is subject to rapid and significant technological change. Rapid technological development may cause ENT-103 and any other products we develop to become obsolete before we can recoup all or any portion of our development expenses. Our competitors include major pharmaceutical companies, biotechnology firms, universities and other research institutions, both in the United States and abroad, which are actively engaged in research and development of products in the therapeutic areas being pursued by us. Most of our competitors have substantially greater financial, technical, manufacturing, marketing and human resource capabilities than us. In addition, many of our competitors have significantly greater experience in testing new or improved therapeutic products and obtaining regulatory approval of products. Accordingly, our competitors may succeed in obtaining regulatory approval for their products more rapidly than we are able to obtain approval for ENT-103. If we commence significant commercial sales of our products, we will also be competing with respect to manufacturing efficiencies and marketing capabilities, areas in which we have no prior experience.

         RAPID TECHNOLOGICAL CHANGE COULD MAKE OUR PRODUCTS OBSOLETE.

         Pharmaceutical technologies have undergone rapid and significant change. We expect that pharmaceutical technologies will continue to develop rapidly. Our future will depend in large part on our ability to maintain a competitive position with respect to these technologies. Any compounds, products or processes that we develop may become obsolete before we recover any expenses incurred in connection with their development. Rapid technological change could make our products obsolete, which could materially adversely affect our business, financial condition and results of operations.

         WE DEPEND ON KEY PERSONNEL WHO WOULD BE DIFFICULT TO REPLACE AND OUR BUSINESS WILL LIKELY BE HARMED IF WE LOSE THEIR SERVICES.

         Our future operating results depend in significant part on the continued contributions of our management personnel, who would be difficult to replace. In addition, we rely on the current members of our Scientific and Advisory Board and a significant number of consultants to assist in formulating our research and development strategy. The loss of any these people could impede the achievement of our objectives and our business would likely be harmed.

         WE ARE EXPOSED TO VARIOUS LEGAL PROCEEDINGS, WHICH IF DETERMINED ADVERSELY, COULD NEGATIVELY AFFECT OUR BUSINESS AND RESULTS OF OPERATIONS.

         In February 2003, a complaint was filed in the Superior Court of the State of California against us and certain of our executive officers seeking unspecified damages and alleging that the defendants violated federal and state securities laws. Although we believe the claims are without merit and have filed a motion for summary judgment, we can provide no assurances that we will succeed in defending or settling this action. In addition, we will incur legal and other fees to defend against this action and our management team may be distracted or need to devote significant time to this matter. As a result, there can be no assurance that the action will not have a material adverse effect on our business.

RISKS OF THE OFFERING

         THE EXISTING TRADING MARKET FOR OUR SECURITIES IS LIMITED.

         Our common stock was recently delisted from the Nasdaq SmallCap Market and now trades on the NASD OTC Bulletin Board. Securities trading on the OTC Bulletin Board typically suffer from lower liquidity, which may lead to depressed trading prices. Prior to this offering, there has been a limited trading market for our common stock. No prediction can be made as to when, if ever, a fully developed public market for the common stock will occur. If a developed public trading market for the common stock does develop at a future time, there are no assurances that it will be sustained for any period of time. Any sales of shares by stockholders in substantial amounts in the public market could adversely affect the prevailing market price and could impair our future ability to raise capital through the sale of equity securities.

         In addition, the SEC has adopted regulations which generally define "penny stock" to be any listed, trading equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect the ability of purchasers in this offering to sell our securities in the secondary market.

         WE MAY SPEND THIS OFFERING PROCEEDS IN WAYS WITH WHICH OUR STOCKHOLDERS MAY NOT AGREE.

         In order to accommodate changing circumstances, our management may reallocate the proceeds of this offering among the purposes specified in the section of this prospectus captioned "USE OF PROCEEDS." Accordingly, our management will have broad discretion in the application of the proceeds of this offering. We cannot predict that the proceeds will be invested to yield a favorable return.

         WE MAY SELL ADDITIONAL SHARES OF CAPITAL STOCK IN THE FUTURE, WHICH COULD DILUTE YOUR INVESTMENT.

         Our Certificate of Incorporation authorizes the issuance of up to 50,000,000 shares of common stock and up to 20,000,000 shares of preferred stock. Upon the sale of shares offered pursuant to this prospectus (assuming the Maximum Offering is completed), there will be 31,545,341 shares of common stock issued and outstanding and 3,210,487 shares of Series A' Preferred stock. We may seek to raise additional capital to meet our financial needs at any time and from time to time as our Board of Directors deems necessary and in our best interests, through the sale of equity or other securities. Our Board of Directors has the power to issue substantial additional shares of common stock and preferred stock without stockholder approval. Potential investors should be aware that any such stock issuance may result in reduction of the book value or market price, if any, of the outstanding shares of common stock. If we issue any additional shares of common stock or preferred stock, such issuance will reduce the proportionate ownership and voting power of each other stockholder. Further, any new issuance of shares may result in a change in control of our company.

         OUR STOCK PRICE HAS BEEN VOLATILE AND MAY CONTINUE TO EXPERIENCE SIGNIFICANT PRICE FLUCTUATIONS.

         The market prices and trading volumes for our securities, and the securities of development stage companies in general, have historically been highly volatile and have experienced significant price and volume fluctuations that are unrelated to operating performance. As a result, you may not be able to sell your shares at or above the offering price.

          The following factors may have an adverse effect on the price of our securities:

         o announcements of the results of research or development by us or by our competitors;

         o        preclinical and/or clinical trial results;

         o        our failure to receive regulatory approval;

         o        government regulation of our industry;

         o        developments concerning patents or other proprietary rights;

         o sales of substantial amounts of our common stock by existing stockholders; and

         o comments by securities analysts and market or economic conditions in general.

         The market price of our common stock may continue to experience significant fluctuations in the future, including fluctuations that are unrelated to our performance.

                                 USE OF PROCEEDS

         We estimate the proceeds from the sale of the shares we are offering to be $3,760,000 if the Maximum Offering of $4,000,000 in shares are sold in this offering, and $1,880,000 if the Minimum Offering of $2,000,000 in shares are sold in this offering, in each case after deducting expenses payable by us in connection with this offering. These offering expenses include, but are not limited to, a 6% commission to be paid to our placement agent for all shares sold in this offering. See "PLAN OF DISTRIBUTION."

         We believe our current cash and short-term investments will be sufficient to fund our operations through the first quarter of 2004. If the Minimum Offering of $2,000,000 is raised, we estimate that the net proceeds will be sufficient to allow us to operate through year-end 2004 while we complete the preclinical studies and the initial Phase I/II human clinical trial for ENT-103. If the Maximum Offering of $4,000,000 is raised, we estimate that the net proceeds of this offering will be sufficient to allow us to operate for an additional five to six months while we complete our Phase II human clinical trials for ENT-103. We expect to use the net proceeds of this offering as follows:

                                                                           AMOUNT OF PROCEEDS
                                                                           ------------------

                                                                        MINIMUM         MAXIMUM
         USE(S)                                                         OFFERING        OFFERING
         ------                                                         --------        --------
         Preclinical development of ENT-103 ......................    $ 1,200,000     $ 1,200,000
         Phase I/II Clinical Trial for ENT-103 ...................        125,000         125,000
         Phase II Clinical Trial for ENT-103 .....................             --       1,000,000
         General office and administrative expenses and working
           capital (includes salaries, insurance, rent, travel
           and professional fees) ................................      * 555,000     $*1,435,000
                                                                      ------------    ------------

                                                                      $ 1,880,000     $ 3,760,000
                                                                      ============    ============

____________

         *Additional expenditure after using currently available cash and cash equivalents.

         Pending utilization of the net proceeds of this offering as set forth above, we intend to make deposits in interest bearing accounts, purchase certificates of deposit, United States government obligations or other short term, investment-grade, interest-bearing investments.

         THESE ESTIMATES ARE SUBJECT TO MATERIAL CHANGE IF, IN THE OPINION OF MANAGEMENT, OUR ACTUAL OPERATIONS JUSTIFY DIFFERENT EXPENDITURES OR A DIFFERENT ALLOCATION OF PRIORITIES.

             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

         PRICE RANGE OF COMMON STOCK

         From February 25, 1998 until March 13, 2000, our common stock traded on the OTC Bulletin Board under the trading symbol "ETOP." From March 14, 2000 to June 25, 2003, our common stock was traded on the Nasdaq SmallCap Market under the trading symbol "ETOP." Since June 26, 2003, our common stock has been traded on the OTC Bulletin Board under the trading symbol "ETOP." Although quotations for shares of our common stock may be obtained through the OTC Bulletin Board, because secondary market activity for shares of our common stock has been limited and sporadic, such quotations may not accurately reflect the price or prices at which purchasers or sellers would currently be willing to purchase or sell such shares. The quotations on the OTC Bulletin Board reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions. The following table sets forth the high and low closing prices per share for our common stock for the quarters indicated.

        Year ended December 31, 2001                        High         Low
        ----------------------------                        -----        ----
        First Quarter...............................        $3.59        $1.63
        Second Quarter..............................        $2.60        $1.56
        Third Quarter...............................        $2.13        $1.63
        Fourth Quarter..............................        $2.30        $1.87

        Year ended December 31, 2002                        High         Low
        ----------------------------                        -----        ---
        First Quarter...............................        $3.80        $2.05
        Second Quarter..............................        $3.85        $2.36
        Third Quarter...............................        $3.73        $0.38
        Fourth Quarter..............................        $0.44        $0.27

        Year ending December 31, 2003                       High         Low
        -----------------------------                       -----        ---
        First Quarter...............................        $0.92        $0.25
        Second Quarter..............................        $1.10        $0.33
        Third Quarter...............................        $0.80        $0.45

On October 30, 2003, the closing price of our common stock on the OTC Bulletin Board was $0.28 per share.

STOCKHOLDERS

         As of October 15, 2003, approximately 360 holders of record owned approximately 5,447,205 shares of our common stock with the remaining shares held in street name through registered brokers. As of October 15, 2003, approximately 24 holders of record owned warrants to purchase a total of 983,500 shares of our common stock, with the remaining warrants held in street name through registered brokers.

DIVIDENDS

         We have never declared or paid dividends on our common stock and do not intend to pay dividends on our common stock in the foreseeable future. Instead, we intend to retain any earnings to finance the expansion of our business and for general corporate purposes. Any payment of dividends on the common stock is subject to the prior dividend rights of the outstanding Series A' Preferred stock.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE AUDITED AND UNAUDITED FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED IN THIS PROSPECTUS.

         The following Management's Discussion and Analysis of Financial Condition and Results of Operations may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended and are subject to the Safe Harbor provisions created by that statute. Our business and results of operations are subject to various risks and uncertainties including, but not limited to, those discussed under the caption "Risk Factors" included elsewhere in this report, and in the risk factors contained in our periodic reports filed with the Securities and Exchange Commission. Such risk factors include, but are not limited to, our need and ability to raise significant additional capital; our history of significant operating losses; the ability to successfully complete formulation, development and preclinical studies for our sole drug candidate, ENT-103; the time, cost and uncertainty of obtaining regulatory approvals; and the ability to successfully commercialize products. The actual results that we achieve may differ materially from any forward-looking statements due to such risks and uncertainties and we undertake no obligation to update any such forward-looking statements.

OVERVIEW

         We were incorporated in California in 1984 as Entropin, Inc., or old Entropin, and in 1998 completed a merger with and into Vanden Capital Group, Inc. pursuant to which all of the issued and outstanding common shares of old Entropin were converted into a majority of Vanden's common stock. Vanden subsequently changed its name to Entropin, Inc. For accounting purposes, the acquisition was treated as a recapitalization of old Entropin based upon historical cost, with old Entropin as the acquirer. In conjunction with the merger, Entropin, Inc. became a Colorado corporation. In June 2002, we changed our state of incorporation from Colorado to Delaware.

         From our inception in August 1984, we have devoted our resources primarily to funding our research and development efforts and conducting clinical trials on our products. We have been unprofitable since inception and have had no revenue from the sale of products, and do not expect revenue for the foreseeable future until we have received FDA approval for one of the proprietary compounds we are attempting to develop. We expect to continue to incur losses for the foreseeable future through the completion of our preclinical and clinical trials and the FDA approval process. As of June 30, 2003, our accumulated deficit was approximately $31.3 million.

RESEARCH AND DEVELOPMENT

         Prior to our current focus on ENT-103, we completed four preclinical animal studies, Phase I, Phase II and Phase II/III human clinical trials for our first product, known as Esterom solution. In January 2002, we reported that our researchers at Harvard Medical School had identified the active ingredient in Esterom solution, which we named ENT-102. Results of our initial preclinical studies revealed that ENT-102 effectively blocks nerve impulse conduction and when injected into animals may have long-lasting properties to reduce and manage pain.

         Based on these findings and the results of our Phase II/III clinical study with Esterom solution, we decided to forego further development of Esterom solution and pursue development of ENT-102. In January 2003, we announced the discovery of a new chemical entity, ENT-103, a simplified derivative of ENT-102. ENT-103 is a single chemical compound that exists as a single molecular species. In contrast, ENT-102 is a single chemical compound comprised of a mixture of four chemical species. Due to the demonstrated pain reduction equivalency of ENT-103 and ENT-102 in preclinical studies, and the advantages of pursuing regulatory approval with a single molecule versus a mixture of four molecules, we decided to focus on the development of ENT-103 as a therapy for treatment of acute pain.

         As of June 30, 2003, we have spent a total of approximately $31.4 million developing ENT-103 and its predecessor products, ENT-102 and Esterom solution.

PLAN OF OPERATION

         Based on our current operating budget, we believe our existing resources will fund our operations for approximately the next several months, through the first quarter of 2004. If the Minimum Offering of $2,000,000 is raised, we estimate that the net proceeds will be sufficient to permit us to operate through year-end 2004 while we complete the preclinical studies and the initial Phase I/II human clinical trial for ENT-103. We intend to use our remaining funds to continue to cover operating costs and finance limited development of our proprietary compound, ENT-103.

         We recognize our need to obtain additional funds to support our operations. With this in mind, we have retained the investment banking firm, InvestLinc Capital Services LLC. We believe that InvestLinc will be able to assist us in identifying potential strategic relationships and sources of additional capital to finance our growth and further development of our proprietary compound, ENT-103. We also believe that InvestLinc will help us identify potential investors and/or strategic partners, including merger and acquisition candidates. We cannot guarantee that we will be able to accomplish our financing goals, establish suitable strategic relationships or identify suitable merger or acquisition candidates. Moreover, our actual expenses, obligations and liabilities may exceed those estimated in our budget, which would significantly shorten the time in which we could maintain our operations without obtaining additional funds.

RESULTS OF OPERATIONS

         YEAR ENDED DECEMBER 31, 2002, COMPARED TO YEAR ENDED DECEMBER 31, 2001.

         The net loss for the year 2002 was approximately $5.4 million, or $0.54 per basic and diluted share on approximately 9.9 million weighted average shares outstanding. In comparison, the net loss for the year 2001 was approximately $3.9 million, or $0.40 per share on approximately 9.7 million weighted average shares outstanding. The net loss incurred during 2002 exceeds the net loss incurred during 2001, primarily because of the costs associated with conducting and closing our clinical trial for Esterom(R) solution during 2002.

         Total research and development expenses were approximately $3.0 million for 2002, as compared to approximately $2.3 million for 2001. These expenses include non-cash compensation expense associated with stock issued and stock options granted in exchange for services of approximately $3,000 in 2002 and approximately $18,000 in 2001.

         Total general and administrative expenses were approximatly $2.4 million for 2002, as compared to approximately $2.0 million for 2001. These expenses include non-cash compensation expense associated with stock issued and stock options granted in exchange for services of approximately $545,000 in 2002 and approximately $580,000 in 2001.

         The decrease in non-cash compensation from 2001 to 2002 reflects the declining value of stock options granted in exchange for services as the underlying stock price declined and the options vested and were fully expensed.

         Our interest income was approximately $190,000 in 2002, as compared to approximately $497,000 in 2001. This decrease reflects lower balances and declining interest rates for cash, cash equivalents and short-term investments during 2002.

         QUARTER AND SIX MONTHS ENDED JUNE 30, 2003, COMPARED TO QUARTER AND SIX MONTHS ENDED JUNE 30, 2002.

         The net loss for the first six months of 2003 was approximately $1,921,000, or $0.19 per basic and diluted share on approximately 10.1 million weighted average shares outstanding. In comparison, the net loss for the first six months of 2002 was approximately $3,145,000 million, or $0.32 per share on approximately 9.9 million weighted average shares outstanding. The net loss incurred during the first six months of 2002 exceeded the net loss incurred during the first six months of 2003, primarily because of the costs associated with conducting our clinical trial for Esterom solution during 2002.

         Total research and development expenses were approximately $504,000 for the first six months of 2003, as compared to approximately $1,894,000 for the first six months of 2002. Research and development expenses during the first six months of 2002 exceeded expenses during the first six months of 2003, primarily because of clinical trial expenses incurred during 2002.

         Total general and administrative expenses were approximately $1,401,000 for the first six months of 2003, as compared to approximately $1,317,000 for the first six months of 2002. These expenses include non-cash compensation expense associated with stock issued and stock options granted in exchange for services of approximately $218,000 for the first six months of 2003 and approximately $306,000 for the first six months of 2002.

         We earned interest income of approximately $16,800 during the first six months of 2003, as compared to approximately $108,000 during the first six months of 2002. This decrease reflects lower balances and declining interest rates for cash, cash equivalents and short-term investments during 2003.

LIQUIDITY AND CAPITAL RESOURCES

         We have financed our operations since inception primarily through the net proceeds generated from the sale of our common and preferred stock, and through loans and advances from stockholders that were subsequently converted into equity securities. From inception through June 30, 2003, we have received net cash proceeds from financing activities aggregating approximately $20.3 million. As of June 30, 2003 and September 30, 2003, our working capital was approximately $2.2 million and approximately $1.6 million, respectively.

         Our liquidity and capital needs relate primarily to working capital, research and development of ENT-103, and other general corporate requirements. We have not received any cash from operations since inception. Based on our current plans, we believe that our available resources will provide sufficient capital resources to fund our operations through the first quarter of 2004. Expectations about our liquidity may prove inaccurate if development progress for our proprietary compounds is delayed, or if our expenses are greater than currently anticipated. We will not generate revenue from sales of any products in the foreseeable future.

         On August 11, 2003, the holders of all outstanding shares of Series B preferred stock exchanged each share of Series B preferred stock for 9.4967 shares of common stock pursuant to a recapitalization agreement with the Company. As a result, there are no shares of Series B preferred stock outstanding subsequent to August 11, 2003.

         Net cash used in operating activities was approximately $4.7 million and $1.7 million during fiscal 2002 and the first six months of 2003, respectively, compared with approximately $3.1 million and $2.7 million during fiscal 2001 and the first six months of 2002, respectively. The cash used in operations was primarily related to funding clinical trials, expanding research and development activities and maintaining our administrative infrastructure. As of June 30, 2003 and September 30, 2003, our principal source of liquidity was approximately $2.2 million in cash and approximately $1.5 million in cash, respectively.

         We believe that our operating expenses will remain relatively low until we complete our preclinical research and will increase as we proceed with clinical trials, the new drug application, or NDA, process and other activities related to the FDA approval process. The estimated period for which we expect available sources of cash to be sufficient to meet our funding needs is a forward-looking statement that involves risks and uncertainties. We will need to raise additional capital to fund future clinical trials and continue other research and development activities. Our future liquidity and capital funding requirements will depend on numerous factors, including the success or failure of our preclinical research and studies on ENT-103, the timing of future clinical trials and other activities related to the FDA approval process, the cost and timing of sales, marketing and manufacturing activities, the extent to which our products, if any, gain market acceptance, and the impact of competitors' products. There can be no assurance that such additional capital will be available on terms acceptable to us, if at all. If adequate funds are not available, we may be forced to significantly curtail our operations or to obtain funds through entering into collaborative agreements or other arrangements that may be on unfavorable terms. Our failure to raise sufficient additional funds on favorable terms, or at all, would have a material adverse effect on our business, results of operations and financial position.

         As of June 26, 2003, our common stock and warrants were delisted from the Nasdaq SmallCap Market for failure to comply with the $1.00 minimum bid price requirement. Our common stock and warrants now trade on the OTC Bulletin Board under the symbols "ETOP" and "ETOPW," respectively. Trading on the OTC Bulletin Board could result in a less liquid market available for existing and potential investors to trade shares of our common stock and warrants and could ultimately further depress the trading price of our common stock and warrants.

In addition, we may have more difficulty in raising necessary additional funds as a result of not trading on the Nasdaq SmallCap Market.

         To meet future capital needs, we are currently pursuing the following financing options:

         o        stock offerings, such as this offering,

         o licensing agreements with established pharmaceutical companies, and

         o investment from, and partnership(s) with, established pharmaceutical companies.

         We are currently open to licensing discussions with established pharmaceutical companies that have drugs or research and development efforts in areas complementary to those in which we have a focus. We believe that ENT-103 can be a complementary co-therapeutic agent for drugs targeting the pain market. Our management is also pursuing direct investments by strategic partners. The desired strategic partner would be expected to participate in the development process from a scientific advisory board standpoint and in any other manner that is deemed mutually beneficial. There can be no assurance that we will be able to complete any of these arrangements or that it will be able to do so on terms we deem acceptable.

CRITICAL ACCOUNTING POLICIES

         We routinely grant stock options to compensate officers, directors and employees for their services. This practice allows us to conserve our cash resources for our drug development program. We have adopted the fair value accounting provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". Under these provisions, stock based compensation is measured based on the fair value of the options granted using the Black-Scholes option-pricing model. Amounts recorded for options granted to non-employees are determined in accordance with Statement of Financial Accounting Standards No. 123 and EITF 96-18 based on the fair value of the consideration or the fair value of the equity instruments issued, whichever is more reliably measured. Deferred charges related to options granted to non-employees are periodically remeasured as the underlying options vest and are included as unearned stock compensation in the stockholders' equity section of the balance sheet.

RECENT ACCOUNTING PRONOUNCEMENTS

         In November 2002, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 requires that a liability be recorded in the guarantor's balance sheet upon issuance of a guarantee. In addition, FIN 45 requires certain disclosures about each of the entity's guarantees. The disclosure provisions of FIN 45 are effective for annual and interim periods that end after December 15, 2002. The recognition provisions of FIN 45 are applicable prospectively to guarantees entered after December 31, 2002. The adoption of FIN 45 effective January 1, 2003 did not have a material effect on our results of operations or financial position.

         In December 2002, the FASB issued SFAS No. 148, ACCOUNTING FOR STOCK-BASED COMPENSATION, TRANSITION AND DISCLOSURE. SFAS No. 148 provides alternative methods of transition for those entities that elect to voluntarily adopt the fair value accounting provisions of SFAS 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. SFAS No. 148 also requires more prominent disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation as well as pro forma disclosure of the effect in interim financial statements. The transition and annual disclosure provisions of SFAS No. 148 are effective for fiscal years ending after December 15, 2002. The interim disclosure requirements are effective for the first interim period ending after December 15, 2002. Entropin has previously adopted the fair value accounting provisions of SFAS No. 123 and therefore the adoption of SFAS No. 148 did not have a material effect on the Company's results of operations or financial position.

         In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" ("SFAS No. 150"). This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after

May 31, 2003, and otherwise is effective for the first interim period beginning after June 15, 2003, with certain exceptions. We do not expect the adoption of SFAS No. 150 to have a material effect on our results of operations or financial position.

                                    BUSINESS

         BUSINESS OVERVIEW

         Entropin is a pharmaceutical research and development company focused on the development of proprietary compounds for pain therapy. Our primary activities since inception have been research and development, including preclinical studies, and tests focused on securing U.S. Food and Drug Administration (FDA) approval for our proprietary compounds. We believe that our current compound, ENT-103, has the potential to effectively treat a number of medical conditions using various delivery systems. At present, we are actively pursuing two delivery systems, injectable and topical, for ENT-103. A third delivery system, inhalation therapy, is being evaluated. We believe that drugs developed using our proprietary compound, ENT-103, could have a revolutionary impact on the pain market.

         The discovery of ENT-103 began in Northern California in August of 1984. Lowell M. Somers, M.D., a general practitioner, had identical twin brothers as patients. The genetically identical twins were 35 years old and appeared to be in good physical health until one developed severe rheumatoid arthritis. Dr. Somers began to research how one twin could be symptom-free and the other incapacitated and struggling to survive as a result of the disease. Dr. Somer's investigation led to the discovery that the symptom-free twin was addicted to cocaine (chemically known as benzoylmethylecgonine or BME). Based on this knowledge, Dr. Somers began to look beyond the abusive characteristics of cocaine to research the drug's potential medicinal characteristics. He began to explore the potential of BME in his laboratory and developed a rudimentary mixture of a drug later called Esterom. Dr. Somers administered the mixture to the dying twin over a two-week period with remarkable results. Signs of active arthritis began to disappear and the previously bed-ridden twin became more mobile. Subsequent testing revealed that the previously debilitating rheumatoid arthritis was in remission. Following this discovery, three more rheumatoid arthritis patients were treated with the Esterom solution for two weeks each to validate the initial results. The disease went into remission in all three patients.

         Cocaine (BME) has been used for over a century as a potent pain reliever. Its use, however, was limited because of the potential for addiction following repeated use of the drug. Although the Esterom solution is derived from cocaine, we believe the results of Entropin's clinical studies indicate that the Esterom solution does not demonstrate any of the adverse clinical effects of cocaine, such as euphoria, rapid heart beat, or elevated blood pressure and is non-addictive. We believe that our proprietary development process allows us to isolate the positive medical benefits of cocaine and avoid the negative side effects, potentially representing a major breakthrough in the treatment of pain.

         In the late 1980s Entropin filed an Investigational New Drug, or IND, application with the FDA seeking approval of Esterom solution as a topical application. Based on our successful completion of four preclinical animal studies with no material adverse events, the FDA approved the application. In 1991, Entropin began a Phase I double-blind clinical toxicity study of Esterom as a topically applied solution to determine the drug's safety profile. We believe the results of the study returned the following positive findings:

         o No significant changes in diastolic or systolic blood pressure;

         o No significant differences in blood pressure between active and placebo;

         o No significant differences in pulse rate between active and placebo;

         o        No cardiovascular effects;

         o        No irritation attributed to Esterom;

         o        No central nervous system effects (including euphoria); and

         o        No change in blood chemistry.

         A small number of patients reported mild pruritus (itching) and redness (skin irritation) after the fifth day of application in both the drug and placebo groups. A post study patch test performed on all subjects revealed no evidence of allergic sensitization and suggested that this side effect was likely related to the irritant effect of propylene glycol which was in both Esterom and the placebo.

         Phase I results were submitted to the FDA and Entropin was allowed to proceed with a randomized double blind placebo controlled Phase II clinical study to continue testing for any toxic effects and to begin determining the efficacy of Esterom. Improvement in range of motion was measured in two separate patient groups (acute back sprain and painful shoulders) to determine the drug's efficacy. Entropin reported in January 1996 that the Phase II clinical trials showed statistically significant improvement in range of motion was achieved in both groups within ten minutes of application which was sustained for the length of the study (seven days). No significant toxicity was observed.

         Following the submission of the Phase II results, the FDA permitted Entropin to proceed with a Phase III clinical study with primary endpoints measuring shoulder range of motion and, at the FDA's request, quality of life improvement, as measured by a subjective questionnaire. The results of this Phase III study, released in October of 2000, indicated that Esterom showed some degree of efficacy, although not at the statistically significant levels required by the FDA. No significant adverse events (side effects) were observed.

         Based on the positive dose trending and lack of toxicity observed in our Phase III trials, we designed, and received FDA approval for, a Phase II/III clinical study using a different subjective questionnaire to measure quality of life improvement, as required by the FDA. Results of this trial were released in September of 2002 and were similar to our earlier Phase III trial; Esterom demonstrated safety and efficacy, but did not achieve the FDA required levels of statistical significance.

DISCOVERY OF ENT-102 AND ENT-103

         In an effort to understand Esterom's mechanism of action, or MOA, and to identify and quantify each component of our Esterom solution, Entropin contracted for the synthesis of each of the chemical entities in the Esterom solution and began MOA studies with researchers from Brigham & Women's Hospital at Harvard Medical School and the University of Arizona Medical Center.

         From these studies, we discovered that Esterom works by effectively blocking nerve impulse conduction, resulting in anesthetic and potentially long-lasting analgesic properties. Having both anesthetic and analgesic properties makes Esterom extremely unique. Testing the individual components that comprise the Esterom solution, we discovered the hydroxypropyl esters of benzoylecgonine, which we named ENT-102, are very potent and comprise the active molecules in the mixture. In preclinical animal models, these molecules were shown to be 30- to 50-times more potent as analgesics than their non-ester parent compounds, and 5-times more potent than lidocaine, a commonly used anesthetic for local analgesia (pain suppression). Subsequently, we discovered a method of synthetically preparing ENT-102 and have U.S. and foreign patents pending for this method.

         Based on the discovery of ENT-102 and the preclinical research findings at Harvard and the University of Arizona using ENT-102, coupled with the results of our Phase II/III clinical study with Esterom solution, we decided to halt further development of Esterom and pursue development of ENT-102. In January 2003, these development efforts yielded a new chemical entity, ENT-103, the simplified next generation of ENT-102.

         ENT-103 is a single chemical compound that exists as a single molecular species. In contrast, ENT-102 is a single chemical compound comprised of a mixture of four chemical species. Based on the demonstrated pain reduction equivalency of ENT-103 and ENT-102 in preclinical studies, and the advantages of pursuing regulatory approval with a single molecule versus a mixture of four molecules, we elected to focus on the development of ENT-103 as a therapy for treatment of acute pain.

         In February 2003, our executive management team and Board of Directors met with our key scientific advisors to review the progress of the preclinical studies. Following that meeting, we assembled a committee of independent pain experts to critique the work performed by our collaborators. The committee performed an in-depth review of the research and the preclinical studies and concluded, among other things, that ENT-103 appeared to demonstrate performance as an active pain reliever in preclinical models for post-incisional pain and neuropathic pain. Based on these conclusions, we were encouraged to continue our preclinical research with ENT-103. Accordingly, we are now actively investigating two delivery systems, injectable and topical, for administering ENT-103. A third delivery system, inhalation therapy, is under consideration. It is believed that ENT-103 may be effective for treating a number of medical conditions using various delivery systems.

RELATED PRODUCTS

         Our research has not only led to the discovery of ENT-103, but also to the discovery of potential new therapeutic compounds using our proprietary Structural Activity Relationship, or SAR, technology. We believe that this technology will allow us to develop new pharmaceutical compounds by treating compounds like building blocks. By combining different compounds in novel ways, new products can be developed that are safer and more effective. For example, minor chemical modifications have produced new non-steroidal anti-inflammatory compounds that have fewer gastrointestinal side effects than the existing base product currently on the market.

         Two of Entropin's issued patents describe the SAR technology that forms the basis for systematically developing New Chemical Entities, or NCEs, which may expand our product pipeline. These NCEs have the potential for different safety and efficacy profiles, as well as the potential for treating new and different disease indications as compared to ENT-103 and Esterom solution. The following table identifies the NCEs that combine benzoylecgonine with eight chemical entities representing drugs currently on the market. The resulting NCEs appear to combine the pain killing properties of ENT-103 with each of these well-known anti-inflammatory compounds, resulting in potentially more potent anti-inflammatory/analgesic products:

                  GENERIC NAME                  TRADE NAME

                  Acetylsalicylic acid          Aspirin

                  Ibuprofen                     Advil

                  Piroxicam                     Feldene

                  Naproxen                      Naprosyn

                  Indomethacin                  Indocin

                  Fenoprofen                    Nalfon

                  Acetaminophen                 Excedrin

                  Mefenamic acid                Ponstel

         Although we have not commenced any pre-clinical or clinical trials testing the safety or efficacy of these NCEs, we believe that the clinical properties of the component parts will not be adversely affected by combining the generic anti-inflammatory / analgesic product with ENT-103.

SCIENTIFIC OVERVIEW

         When BME (cocaine) is mixed with a pharmaceutical solvent called propylene glycol and heated under defined conditions, the addictive potential of the BME is essentially eliminated. In our clinical studies using the Esterom solution prepared in this manner, there was no evidence of any of the physiological effects associated with the use of BME.

         Our preclinical studies have shown that the removal of the chemical structure called methyl from benzoylMETHYLecgonine and the substitution of a propylene structure to give HYDROXYPROPYL benzoylecgonine, results in the generation of a potent anesthetic/analgesic. As noted above, both our clinical studies with Esterom solution and a study performed by our collaborators at Research Triangle Institute indicate that little, if any, HYDROXYPROPYLbenzoylecgonine is likely to pass into the brain.

         There are two forms of propylene glycol - 1,2 and 1,3 propylene glycol
- that can be used to prepare HYDROXYPROPYLbenzoylecgonine. We have called the drug prepared using 1,2 propylene glycol ENT-102; drug prepared with 1,3 propylene glycol is called ENT-103. Both of these chemicals have been shown to be active in preclinical testing in models for pain and both are potent anesthetics/analgesics. The difference between the two compounds has to do with the chemical structures and how they react with benzoylecgonine to form the HYDROXYPROPYLbenzoylecgonine. Figure 1 below depicts the structure of ENT-102 and Figure 2 below depicts ENT-103. We believe that the relative chemical simplicity of ENT-103 will make it easier to obtain regulatory approval of the compound.

                                    FIGURE 1
                                    --------

                                     ENT-102



               [GRAPHIC DEPICTING CHEMICAL STRUCTURE APPEARS HERE]








                                    FIGURE 2
                                    --------

                                     ENT-103



               [GRAPHIC DEPICTING CHEMICAL STRUCTURE APPEARS HERE]

         In February 2003, we met with our key scientific advisors to review the progress of the preclinical studies being performed at Harvard Medical School and the University of Arizona. These preclinical studies indicate that ENT-103 performs as an active pain reliever in preclinical models for post-incisional pain and neuropathic pain. Demonstrating preclinical pharmacology is the essential first step in the development of a drug and the data reviewed at this recent meeting continues to support the activity of ENT-103 as a potential new pain therapeutic. The key scientific observations from our review of these preclinical studies include:

         o        ENT-103 is effective in acute pain states;

         o ENT-103 is effective against the consequences of acute inflammatory pain;

         o        ENT-103 is effective against experimental neuropathic pain;
                  and

         o ENT-103 suppresses the abnormal pain to tactile stimulation that occurs after an incision.

         Preclinical research conducted at the University of Arizona evaluated the effects of ENT-103 in three pain models: (1) acute pain representative of post-operative pain; (2) pain associated with acute and chronic inflammatory pain; and (3) neuropathic pain. This preclinical research indicates that ENT-103 is an active compound that is effective in acute pain states, acute inflammatory pain, and neuropathic pain, but does not alter chronic inflammatory pain at the dose tested. Assuming the use of a delivery system that will effectively get the drug to the site of action, ENT-103 has demonstrated efficacy in the treatment of pain.

         Research conducted at Harvard Medical School expanded studies of ENT-103 to treat the elevated pain, or hyperalgesia, which follows a surgical incision. These preclinical studies indicated that ENT-103 demonstrates complete anesthesia of the skin for up to two hours after injection.

         Our preclinical studies also revealed that ENT-103 has at least a 3-fold greater safety profile for cardiotoxic reactions over bupivacaine and that ENT-103 was approximately 4-fold safer than bupivacaine with regard to neurotoxicity. Additionally, through "in silico" (computerized prediction of chemical activity) modeling, we have concluded that ENT-103 is expected to have little blood-brain barrier penetration potential, suggesting that ENT-103 is unlikely to pass from the bloodstream into the brain in any significant amount.

PRODUCT DEVELOPMENT STATUS

         We have yet to commence human clinical studies with ENT-103. We expect to complete our ENT-103 preclinical research and toxicology studies and begin human trials in late 2004. In anticipation of the commencement of human clinical studies, we have conducted and will continue to conduct preclinical testing as required by the FDA. These studies include additional assessment of pharmacologic activity, assessment of cardiotoxic and neurotoxic potential, as well as other potential toxicology studies required by the FDA, and studies to address the absorption, distribution, metabolism and elimination of ENT-103 in a variety of formulations.

PRODUCTION PROCESS

         The ENT series of compounds are manufactured from a readily available source, pharmaceutical-grade cocaine. We obtain the starting material from our manufacturing partner, Macfarlan Smith of Edinburgh, Scotland. Macfarlan Smith is a 100+ year old company recognized as one of the premier active pharmaceutical ingredient manufacturers and they are regarded as particularly expert at the production of narcotic substances. We believe that we would be able to obtain, on commercially reasonable terms, adequate supplies of the ENT series compounds from another supplier if there was any significant disruption of our supply relationship with Macfarlan Smith.

         The production process, for which we have filed a manufacturing patent, is a simple, straightforward three-step process that typically has yields in excess of 95%. We have also prepared the free-base form and several salts of ENT-103 that facilitate the development of various potential delivery forms of ENT-103, such as a topical and/or inhaled form of the drug.

MARKET OVERVIEW

         Pain is common to nearly all medical conditions. The type and severity of the pain determines the treatment. For this reason, the pharmaceutical market for pain is divided into two main categories, acute and chronic pain, and then further segregated by the underlying disease causing the pain.

         The characteristics of the pain market have been defined by Frontline Strategic Management in a 2001 study entitled, "Pain Management: A Strategic Market Analysis." The key market characteristics identified are:

         o Total sales worldwide in 2000 for prescription drugs to treat pain - $21.6 billion;

         o U.S. prevalence (total number of patients with the medical problem) of chronic pain - 85.1 million; and

         o U.S. incidence (total number of occurrences of a medical problem) of acute pain - 192.7 million.

         There are two major classes of compounds to treat pain: non-steroidal anti-inflammatory drugs (NSAIDs) and narcotics. According to Frontline, these two classes of pain relievers had sales of more than $10 billion in the U.S. alone in 2000. These drugs, however, often have significant side effects associated with their use. A new product for the treatment of pain that does not have the associated side effects could be expected to capture a significant segment of this very large market.

         We retained MediCorp, a division of the investment bank Leerink Swan, to identify the segments of the pain market with major unmet needs. MediCorp's medical consultants concluded that a product with the characteristics of ENT-103 has the potential to become a significant new medical product in the treatment of a variety of significant indications, including the following:

         o        Herpes zoster (shingles);

         o        Post-operative pain;

         o        Lower-back pain;

         o        Fibromyalgia;

         o        Sprains and strains;

         o        Atopic dermatitis;

         o        Mucositis;

         o        Herpes simplex virus II;

         o        Minor dermatological procedures;

         o        Trigeminal neuralgia;

         o        Nerve entrapment syndromes;

         o        Intra-muscular injections;

         o        Oral & esophageal candidiasis; and

         o        Phelbotomy and IV placement.

         We believe that the market for pharmaceutical products to treat pain has substantial unmet needs and presents a substantial opportunity for Entropin. Because ENT-103 can be formulated for topical and injectable delivery, we believe our compound has the potential to address many unmet needs in this market, such as an injected product for the treatment of post-operative pain and a topical product for the treatment of a variety of localized painful conditions including Herpes zoster (shingles), dermatologic/cosmetic procedures, and Herpes simplex type II. Additionally, we have begun investigation into an inhalable formulation of ENT-103 that may have use for the treatment of chronic pain. Each of these indications represent large markets in the U.S. and abroad and we believe that ENT-103 and related products discovered through our SAR technology potentially represent significant advances in the treatment of patients in each market.

COMPETITION

         The pharmaceutical industry is characterized by rapidly evolving technology and intense competition. Many companies of all sizes, including major pharmaceutical companies and specialized biotechnology companies, may currently be engaged in activities similar to our activities. Many of our competitors have substantially greater financial and other resources and larger research and development and clinical and regulatory affairs staffs. In addition, colleges, universities, governmental agencies and other public and private research organizations continue to conduct research and are becoming more active in seeking patent protection and licensing arrangements to collect royalties for use of technologies that they have developed, some of which may be in direct competition with our proposed products. We also must compete with these institutions in recruiting highly qualified scientific personnel. We do not have the resources to compete with major pharmaceutical companies on a wide-scale basis in the areas of preclinical and clinical testing, regulatory approvals, manufacturing and marketing. In addition, many of our competitors have significantly greater experience in testing new or improved therapeutic products and obtaining regulatory approval of products. Accordingly, our competitors may succeed in obtaining regulatory approval for their products more rapidly than we are able to obtain approval for ENT-103.

         The PhRMA "2003 Survey: Medicines In Development For Older Americans" lists 29 products in various stages of development for the treatment of pain. The products under development include new chemical entities as well as product line extensions of existing products. Both large and small biotechnology and pharmaceutical companies are supporting development of pain products. To the best of our knowledge, none of these companies are developing products based upon cocaine. In light of our patent portfolio, the tight import controls and regulatory restrictions on cocaine and coca leaves (from which cocaine is derived), and the fact that the active compound in cocaine cannot be synthesized in the laboratory, we believe that there is a relatively small risk that another pharmaceutical company will be able to successfully develop a pain product derived from cocaine.

INTELLECTUAL PROPERTY

         Our policy is to file patent applications to protect technology, inventions and improvements to our inventions that are considered important to the development of our business. In general, our patents relate to novel, active ingredients that are useful in preventing and treating a number of important diseases and disorders. These include immunoregulatory disorders, neuromuscular disorders, joint disorders (including arthritis, osteoarthritis and related inflammatory disorders), connective tissue disorders, circulatory disorders and pain indications. We also have issued patents covering processes for producing these compounds and for methods of treating or preventing multiple diseases and disorders using these compounds.

         We currently hold 63 issued and pending patent applications worldwide, including seven issued U.S. patents and 42 issued foreign patents; we have four patents pending in the U.S. The issued U.S. patents include two composition-of-matter patents covering the molecules contained in Esterom solution (including ENT-102) that expire in 2012 and 2013, respectively. We have also filed a patent application with the United States Patent Office along with international counterparts that describes a method for the enrichment of the compounds covered in our composition of matter patents that will extend the protection of ENT-102. This patent application describes a method for the production of Esterom solution and its components, including ENT-102.

         In August 2002, we filed a patent describing the manufacturing process for ENT-102. This application describes the preparation of commercial quantities of ENT-102 and other related compounds (including ENT-103). The patent application is currently in the process of being filed abroad. In December 2002, we filed a composition of matter patent application for ENT-103. We believe that composition-of-matter patents provide the strongest protection available.

         Our new patent application claims composition of matter containing ENT-103 and also provides the potential for the development of a number of additional new chemical entities. We believe our other patents also provide the foundational framework for the discovery of additional new chemical entities using our SAR technology, resulting in new and different products.

         We also rely on trade secret protection of our intellectual property. We regularly enter into confidentiality agreements with third parties, employees and consultants. We believe that these agreements generally protect our intellectual property rights by providing assignment of interests in patents and other intellectual property to Entropin arising from work done and restricting the disclosure and misuse of confidential information. However, trade secrets may be lawfully reverse-engineered by competitors and generally provide less protection than patents.

BUSINESS ORGANIZATION

         We maintain a limited management team and support structure comprised of three full-time employees and have historically contracted with professional organizations and third parties who have provided services and expertise in areas such as research and development, preclinical and toxicology studies, clinical trial organization and management, regulatory matters, clinical supply and manufacturing of our products, product packaging, and enhanced drug formulation.

         We have employed this virtual outsourcing business model since the late eighties. This model has effectively kept costs low and allowed us to maximize our limited resources. Outsourcing allows us to secure the most qualified individuals and institutions without encumbering us with heavy fixed costs. By employing this business model, we believe that we can more effectively control the cost of bringing a drug to market. It is estimated that major pharmaceutical companies spend more than $800 million dollars to secure FDA approval and bring a new product to market. We estimate we can bring ENT-103 to market for less than $100 million, assuming that the compound proves to be safe and effective in clinical trials.

         The primary organizations and third party providers with whom we have contracted, and intend to contract with in the future, for professional services are identified below along with the services they have provided.

PARTY                      RELATIONSHIP

Macfarlan Smith            Macfarlan Smith, a wholly owned subsidiary of
                           Johnson Matthey plc, manufactures active pharmaceutical ingredients and initially manufactured the Esterom solution used in our clinical trials. Subsequently, their scientists have developed a method for manufacturing scale-up of ENT-103.

RTI International          RTI International, a research institute affiliated
                           with Research Triangle Park (a collaboration among
                           North Carolina State University, Duke University and the University of North Carolina at Chapel Hill), prepared as analytical reference standards each of the components in the Esterom solution, providing us with the tool to determine the active ingredient and proceed with the development of ENT-103. We expect that we will continue to collaborate with researchers at RTI on the development of additional compounds using SAR technology.

Brigham & Women's          In 2001, we entered into a collaboration with Gary
Hospital, Harvard          Strichartz, Ph.D., Professor of Anesthesiology and
Medical School             Director of the Pain Research Center to study the
                           effects of Esterom Solution and its components in various preclinical pain models. Through this work we identified ENT-102/103 as the active component. We expect that we will continue to collaborate with researchers at Harvard Medical School on future development of ENT-103.

University of Arizona      To expand and corroborate the work done by Dr.
School of Medicine         Strichartz, we entered into a collaboration with
                           Frank Porreca, Ph.D., Professor of Pharmacology,
                           University of Arizona School of Medicine to evaluate the effects of Esterom and its various components in preclinical models of inflammatory and neuropathic pain. We expect that we will continue to collaborate with researchers at the University of Arizona School of Medicine on the future development of ENT-103.

The Miami Project to Cure  We have commenced additional preclinical pharmacology
Paralysis, University of   and the evaluation of new formulations of ENT-103 in
Miami School of            a collaboration with Jacqueline Sagen, Ph.D. Dr.
Medicine                   Sagen will be testing ENT-103 in certain models for
                           both acute and chronic pain. We expect that we will continue to collaborate with researchers at the University of Miami School of Medicine on the future development of ENT-103.

         Additionally, we have entered into a research agreement with a specialty pharmaceutical company pursuant to which they will attempt to combine ENT-103 with their proprietary excipient to create a topical formulation. We expect that any new formulations will be tested by our paid researches at Harvard Medical School, the University of Arizona or other academic institutions as deemed appropriate. The goal of this research arrangement is to determine the feasibility of developing new products with ENT-103 for commercialization.

GOVERNMENT REGULATION

         We are subject to two principal areas of governmental regulation, as described below.

         U.S. FOOD AND DRUG ADMINISTRATION

         The research, development, testing, manufacturing, promotion, marketing and distribution of drug products are extensively regulated by government authorities in the United States and other countries. Drugs are subject to rigorous regulation by the Food and Drug Administration, or FDA, in the United States and similar regulatory bodies in other countries. The steps ordinarily required before a new drug may be marketed in the United States, which are similar to steps required in most other countries, include:

         o        preclinical safety studies in animals and formulation studies;

         o submission to the FDA of an Investigational New Drug, or IND, application, approval of which must be received prior to commencing human clinical studies with a new drug;

         o adequate and well-controlled clinical trials to establish the safety and efficacy of the drug for each medical indication;

         o        submission of a New Drug Application, or NDA, to the FDA; and

         o        FDA review and approval of the NDA.

         Preclinical animal tests include laboratory evaluation of product chemistry, stability, pharmaceutical properties and formulation, as well as studies to prove the product is safe in animals. The results of preclinical testing are submitted to the FDA for review prior to submission of an IND; the FDA can prevent us from commencing human clinical studies should it find these studies inadequate. The FDA may halt proposed or ongoing clinical trials at any time and/or allow the trials to continue under specified terms.

         Clinical trials to support new drug applications are typically conducted in three sequential phases. During Phase I safety studies, the initial introduction of the drug to healthy human subjects, the drug is tested to assess how it is handled in the body and to measure the level of the drug in the body over time, as well as any side effects associated with increasing doses.

         Phase II usually involves studies in a limited patient population to:
(1) assess the efficacy of the drug in specific, targeted indications; (2) assess dosage tolerance and optimal dosage; and/or (3) identify possible adverse effects and safety risks.

         If a compound is found to be potentially effective and to have an acceptable safety profile in Phase II evaluations, Phase III trials (also called pivotal studies, major studies or advanced clinical trials) are undertaken to further demonstrate clinical efficacy and further test for safety of the product within an expanded patient population at geographically dispersed clinical study sites.

         After successful completion of the required clinical testing, the NDA is generally submitted. The FDA may request additional information before accepting the NDA for filing, in which case the application must be resubmitted with the additional information. Once the submission has been accepted for filing, the FDA has 180 days to review the application and respond to the applicant. The review process is often significantly extended by FDA requests for additional information or clarification. The FDA may refer the new drug application to an appropriate advisory committee for review, evaluation and recommendation as to whether the application should be approved, but the FDA is not bound by the recommendation of an advisory committee.

         If FDA evaluations of the new drug application, or NDA, and the manufacturing facilities are favorable, the FDA may issue either an approval letter or an approvable letter. An approvable letter will usually contain a number of conditions that must be met in order to secure final approval of the NDA and authorization of commercial marketing of the drug for certain indications. The FDA may refuse to approve the NDA or issue a not approvable letter, outlining the deficiencies in the submission and often requiring additional testing or information.

         The manufacturers of approved products and their manufacturing facilities are subject to continual review and periodic inspections. Because we intend to contract with third parties for manufacturing our product, our control over compliance with FDA requirements will be more complicated. In addition, identification of certain side effects or the occurrence of manufacturing problems after any of our drugs are on the market could cause subsequent withdrawal of approval, reformulation of the drug, additional clinical trials, and changes in labeling of the product.

         Outside the United States, our ability to market our products will also be contingent upon receiving marketing authorizations from the appropriate regulatory authorities. Although the requirements governing the conduct of clinical trials and marketing authorization vary widely from country to country, the foreign regulatory approval process includes all of the risks associated with the FDA approval set forth above. At present, foreign marketing authorizations are applied for at a national level, although within Europe procedures are available to companies wishing to market a product in more than one European Union member state.

         We will choose the appropriate route of European regulatory filing to accomplish the most rapid regulatory approvals. However, the regulatory strategy may not secure regulatory approvals or approvals of the chosen product indications. We intend to contract with an experienced third party to assist with our European clinical development and regulatory approvals.

         U.S. DRUG ENFORCEMENT ADMINISTRATION

         The DEA has designated Esterom solution as a Schedule II controlled substance. Because ENT-103 is a derivative component of Esterom solution, and also contains benzoylecgonine; this compound is also considered a Schedule II controlled substances. The manufacture, storage, shipment and use of a Schedule II controlled substance are subject to stringent government regulations.


                                LEGAL PROCEEDINGS

         In February 2003, a complaint was filed in the Superior Court of the State of California against us and certain of our executive officers seeking unspecified damages. The suit alleges that we made false and misleading statements in publicly disseminated press releases, registration statements and other filings with the SEC and that one of our directors sold stock for personal gain in violation of federal and state securities laws. We believe the claims are without merit and have filed a motion for summary judgment with the court. However, there can be no assurance that we will succeed in defending or settling this action. Additionally, there can be no assurance that the action will not have a material adverse effect on our business.


                                   FACILITIES

         We sublease 800 square feet of office space in Indio, California from one of our principal stockholders, Thomas T. Anderson, for a monthly rent of $800 on a month-to-month basis. We believe this lease is at or below market prices for comparable office space. We believe that our current space is adequate for our current and identified future needs.

                                    EMPLOYEES

         We have two full-time executive officers, Thomas G. Tachovsky, President and Chief Executive Officer and Patricia G. Kriss, Chief Financial Officer, Vice President of Finance and Administration, and Secretary/Treasurer, and one full-time administrative employee. The core management team is augmented by Higgins D. Bailey, Chairman of the Board, and Joseph R. Ianelli, Vice Chairman of the Board. The members of our Board of Directors, including the Chairman and the Vice Chairman, are compensated with stock options rather than cash salaries.


                                   MANAGEMENT

         The names, ages and current positions of our Directors and Executive Officers are as follows:

Name                                   Age        Position
----                                   ---        --------
Higgins D. Bailey. Ed.D.               73         Chairman of the Board and Director

Joseph R. Ianelli, M.B.A.              64         Vice Chairman of the Board and Director

Thomas G. Tachovsky, Ph.D.             56         President, Chief Executive Officer and Director

Patricia G. Kriss, M.B.A.              52         Chief Financial Officer, Vice President of Finance &
                                                  Administration and Secretary/Treasurer

Wilson S. Benjamin                     59         Director

Randall L. Carpenter, M.D.             50         Director

Paul V. Maier, M.B.A.                  55         Director

Bruce R. Manning R.Ph.                 60         Director

Dennis K. Metzler, J.D.                63         Director

         Set forth below is biographical information for each of our Executive Officers and each member of our Board of Directors.

         HIGGINS D. BAILEY, ED.D., joined us as an officer and director in July 1992 and is currently our Chairman of the Board. From July 1995 to December 1996, Dr. Bailey was President and Chief Executive Officer for the Pharmaceutical Educational and Development Foundation at the Medical University of South Carolina, Charleston, South Carolina, which formulates and manufactures pharmaceutical products. Since 1991, he has served as the business manager for Thomas T. Anderson Law Firm, Indio, California. Thomas T. Anderson is one of our principal stockholders. Dr. Bailey currently serves as Chairman of the Board for Criticare Systems, Inc., a public company that manufacturers and sells vital signs medical monitoring equipment. Dr. Bailey received a B.A. degree in biology from Eastern Washington University, an M.S. degree in program planning and personnel and an Ed.D. degree in administration and management from the University of California, Berkeley, California.

         JOSEPH R. IANELLI, M.B.A., joined us as a director in February 2000. Since June 2002 he has been Vice President of Licensing for Paratek Pharmaceuticals. From August 2000 to June 2002, Mr. Ianelli owned and operated Ianelli Associates, LLP, a consulting firm focused on serving the pharmaceutical, biotechnology and medical device industries. From 1999 through 2000 he was the President and Chief Executive Officer of PharmaConnect, Inc. responsible for design and development of an Internet website for physicians. From 1999 through 2000 he also served as the President and Chief Executive Officer of Renaissance Pharmaceuticals, Inc., a development stage company involved in drug delivery technologies. From 1983 to January 1999 he served as the Senior Vice President of Business Development for Astra USA, Inc. where he was responsible for acquisitions and licensing. At Astra, he served on the Executive Committee and was a member of the Management Advisory Board. Mr. Ianelli currently serves as a director of Bioject Medical Technologies, Inc. a leading developer of needle-free drug delivery systems. Mr. Ianelli received a B.A. in Biology from Marist College, a M.A. in Biology from the State University of New York and an M.B.A. from Iona College.

         THOMAS G. TACHOVSKY, PH.D., joined us as a director, President and Chief Executive Officer in November 1999. Since June 1997 he has held a series of interim senior management positions in development stage bio-pharmaceutical companies including Redox Pharmaceuticals Corporation, Novavax, Inc. and Paracelsian, Inc. From June 1995 to November 1997, he was a director and executive vice-president of Protyde Pharmaceuticals, Inc. From June 1991 to February 1998, he was general partner of MATCO & Associates, a bio-pharmaceutical industry consulting firm for corporate partnering, technology assessment and market valuation. He has held business development positions with Cytogen Corporation and Creative Biomolecules and was a research and development manager with Johnson & Johnson. Dr. Tachovsky received a B.S. degree in biology from Gonzaga University; a M.S. degree in management from Lesley College; and a Ph.D. degree in microbiology from the University of Rochester School of Medicine.

         PATRICIA G. KRISS, M.B.A., joined us in January of 2000 from Kendall-Jackson Winery, where she was employed since January 1995, serving initially as Director of Finance and since 1997, as Corporate Treasurer. From 1984 to 1994, she was employed by Bay View Federal Bank where she held a number of increasingly responsible management positions, ultimately becoming Senior Vice President of Finance. Earlier in her career, Ms. Kriss served as Chief Financial Officer of Atlantex Industries, a manufacturing, sales and distribution company located in New Jersey, and Vice President of Harris, Bretall & McEldowney, Inc., an investment management firm located in San Francisco. Ms. Kriss received a B.S. in Business from the University of Missouri and an M.B.A. degree in finance from the College of Notre Dame.

         WILSON S. BENJAMIN joined us as a director in February 2000. Since 1992 he has been the President and Chief Executive Officer of Al Fawaris Co., a large investment group dealing in real estate and financial sectors specializing in Middle Eastern countries, where he is responsible for Al Fawaris' investments and participates in the management of certain of its portfolio companies. Since 1992 he has also served as the Chairman of the Board of Directors and Chief Executive Officer of ATO Ram 2 Ltd., an international investment group, where he is responsible for managing ATO's operations and its investments in public and private companies in the United States, Europe and the Persian Gulf States. Mr. Benjamin received a B.A. in business administration from Al Hikma University in Baghdad, Iraq.

         RANDALL L. CARPENTER, M.D., joined us as a director in January 2001. Since 2001 he has been the Chief Executive Officer and a member of the Board of Directors for Sention, Inc., a pharmaceutical development company focused on the discovery and development of drugs to treat memory impairment and other central nervous system disorders. From 1998 though 2000, Dr. Carpenter served as Vice President, Clinical Research & Development for Adolor Corporation, a publicly held biopharmaceutical company. Dr. Carpenter was the Director, 1998, and Associate Director, 1997 of Astra USA, and Astra Pain Control, now AstraZeneca, an international research based pharmaceutical company engaged in the development, manufacture and marketing of prescription pharmaceutical products. He has also served as an adjunct Associate Professor in the Department of Anesthesiology at Duke University Medical Center since 1998. From 1994 to 1997, he was an Associate Professor in the Department of Anesthesia at the Bowman Gray School of Medicine of Wake Forest University. Dr. Carpenter received his M.D. degree from the University of Michigan Medical School.

         PAUL V. MAIER, M.B.A., joined us as a director in July 2000. Since 1992 he has been the Senior Vice President and Chief Financial Officer of Ligand Pharmaceuticals, Inc., a specialty pharmaceutical company, and has been a director and Chief Executive Officer of several of its subsidiaries. Mr. Maier also served as a Director, Vice Chairman and Treasurer of The Wellness Community in San Diego, California from 1993 until April 2003. Mr. Maier received a B.S. in Business Logistics from Pennsylvania State University and an M.B.A. from Harvard University.

         BRUCE R. MANNING, R.PH., joined us as a director in July 2001. Mr. Manning is the president of New England Biomedical Research, Inc., or NEBR, a consulting firm organized to provide regulatory affairs and product development services to the pharmaceutical, medical device and biotechnology industries. Prior to founding NEBR in 1990, he was vice president of regulatory affairs and product development for Astra Pharmaceutical Products. During his 20-year career with Astra, he was part of teams responsible for development and obtaining regulatory approval for over 150 medical products. Mr. Manning's extensive experience with the FDA began early in his career when he was employed by the agency as a reviewer. He is a registered pharmacist with a B.S. in Pharmacy from the Massachusetts College of Pharmacy in Boston.

         DENNIS K. METZLER joined us as a director in January 2002. Mr. Metzler is an attorney and entrepreneur with over 30 years of business experience. Since 1989 Mr. Metzler has been President of Metzler Enterprises, Inc., a firm that engages in real estate development and various investment activities. From 1977 to 1989 Mr. Metzler was Chief Executive Officer and co-owner of his family's diversified and integrated farming business, H.P. Metzler & Sons, based in Fresno, California. Prior to that Mr. Metzler practiced law in Los Angeles for twelve years with the law firm of Shutan and Trost (now Sidley, Austin, Brown &
Wood). He received his J.D. from the University of Southern California Law
School.

         All members of our Board hold office until the election and qualification of their successors, or until death, resignation or removal. Wilson S. Benjamin, Randall L. Carpenter, Joseph R. Ianelli, Paul V. Maier, Bruce R. Manning and Dennis K. Metzler are independent directors. Officers serve at the discretion of our Board of Directors.

BOARD COMMITTEES

         We have five standing committees: the executive committee, the audit committee, the compensation & benefits committee, the scientific committee and the legal & insurance committee.

         EXECUTIVE COMMITTEE

         Our executive committee was formed to attend to and report to our board of directors on day-to-day operating, financial, regulatory and other matters. The committee consists of Higgins D. Bailey, Joseph R. Ianelli and Thomas G. Tachovsky. The duties of the executive committee members are in addition to their duties as members of our board of directors.

         AUDIT COMMITTEE

         Our audit committee attends to and reports to our board of directors with respect to matters regarding our independent public accountants, including, without limitation: annual review of its charter; approving the firm to be engaged as our independent public accountants for the next fiscal year; reviewing with our independent public accountants the scope and results of its audit and any related management letter; consulting with our independent public accountants and our management with regard to our accounting methods and adequacy of our internal accounting controls; approving the professional services rendered by our independent public accountants; reviewing the independence, management consulting services and fees of our independent public accountants; inquiring about significant risks or exposures and methods to minimize such risk; ensuring effective use of audit resources, and preparing and supervising the Securities and Exchange Commission reporting requirements. Our audit committee currently consists of Paul V. Maier, Wilson S. Benjamin and Joseph R. Ianelli, who are all independent directors. Our audit committee is required to meet at least four times in each fiscal year.

         COMPENSATION & BENEFITS COMMITTEE

         Our compensation & benefits committee was formed to attend to and report to our board of directors with respect to the appropriate compensation of our directors and executive officers and is responsible for administering all of our employee benefit plans. The Compensation Committee currently consists of Joseph R. Ianelli, Wilson S. Benjamin and Thomas G. Tachovsky.

         SCIENTIFIC COMMITTEE

         The scientific committee was formed by the board of directors to attend to and report to the board of directors with respect to clinical trials and scientific issues. The scientific committee currently consists of Thomas G. Tachovsky, Randall L. Carpenter and Bruce R. Manning.

         LEGAL & INSURANCE COMMITTEE

         The legal & insurance committee was formed to attend to and report to the board of directors with respect to legal matters such as contracts and other legal matters and to assist management with respect to insurance coverage, including directors and officers' liability insurance. The legal and insurance committee currently consists of Dennis K. Metzler, Joseph R. Ianelli and Paul V. Maier.

         The Board may establish other committees to facilitate the management of our business.

         As of August 15, 2003, the Board has determined that a majority of the members of the Board are "independent" within the meaning of the rules and regulations of the SEC. In addition, the audit committee has determined that Paul V. Maier qualifies as an audit committee finance expert within the meaning of the rules and regulations of the SEC.


         EXECUTIVE COMPENSATION AND OTHER INFORMATION

         SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table provides certain summary information concerning compensation paid to our executive officers for the calendar years 2000, 2001 and 2002 for their services rendered in all capacities to the Company. The listed individuals shall be referred to herein as the "Named Executive Officers."

         SUMMARY COMPENSATION TABLE

                                                                                         Long-term
                                                                                    Compensation Awards

                                                                      Annual             Securities
                                                                   Compensation          Underlying
                                                                                          Options
Name and Position                                       Year        Salary ($)           (# shares)
-----------------                                       ----        ----------           ----------
 Thomas G. Tachovsky, (1)                                2002        $242,000              42,000
 President and Chief Executive Officer                   2001        $220,000             123,200
                                                         2000        $200,000                 -0-

 Patricia G. Kriss, (2)                                  2002        $151,250               13,750
 Chief Financial Officer, Vice President of Finance      2001        $137,500              109,500
 & Administration, Secretary/Treasurer                   2000        $100,000               20,000

------------------
(1) Dr. Tachovsky received options to purchase 400,000 shares of our common stock at $5.00 per share of which 100,000 shares became exercisable upon completion of the Phase IIIA trial and submission of the trial results to the FDA; 150,000 shares become exercisable upon submission of the NDA, and 150,000 shares upon approval of the NDA. Dr. Tachovsky subsequently assigned 20,000 of these options to Patricia G. Kriss, our Chief Financial Officer. The options expire five years from the date they become exercisable. During 2001, Dr. Tachovsky was granted options to purchase 100,000 shares of our common stock at $2.05 per share exercisable upon the completion of the Phase II/III trial and submission of the trial results to the FDA. Dr. Tachovsky was also granted options to purchase 23,200 shares of our common stock at $1.00 per share as a performance bonus for the year ended December 31, 2000. The options expire five years from the date they become exercisable.

(2) Ms. Kriss was granted 20,000 shares as assigned by Dr. Tachovsky, all of which vested upon the completion of the Phase IIIA clinical trial and the submission of the trial results to the FDA. During 2001, Ms. Kriss was granted options to purchase 95,000 shares of our common stock at $2.05 per share exercisable upon the completion of the Phase II/III trial and submission of the trial results to the FDA. Ms. Kriss was also granted options to purchase 14,500 shares of our common stock at $1.00 per share as a performance bonus for the year ended December 31, 2000. The options expire five years from the date they become exercisable.

         STOCK OPTION GRANTS

         In 2002, the Named Executive Officers were granted a total of 55,750 options to purchase our common stock. Of these options, 35,750 represent performance bonuses, and are exercisable at $2.05 per share for a period of five years and were fully vested as of June 14, 2002. The remaining 20,000 of these options were granted to Dr. Tachovsky to replace 20,000 options he assigned to Ms. Kriss in 2000 and are exercisable at $3.05 per share

         The following table sets forth certain information regarding grants of stock options to the Named Executive Officers during 2002.

                              Underlying       Granted to         Exercise                          Market Price
                                Options       Employees in        Price(s)        Expiration          on Date
Name                            Granted        Fiscal Year       ($/share)           Date             of Grant
----                            -------        -----------       ---------           ----             --------
Thomas G. Tachovsky             22,000           39.46%            $ 2.05           6/14/07            $3.05
                                20,000           35.87%            $ 3.05           6/14/07            $3.05

Patricia G. Kriss               13,750           24.67%            $ 2.05           6/14/07            $3.05


         DIRECTOR COMPENSATION

         Our non-employee directors receive $1,000 for each meeting of our Board of Directors they attend in person, $500 for each meeting of our Board of Directors they participate in by telephone conference and $500 for each committee meeting they participate in, either in person or by telephone conference. We also reimburse our directors for out-of-pocket expenses incurred to attend meetings of the Board of Directors or its committees. In addition, on April 1, 2002, each of our directors other than Dr. Tachovsky received options to purchase 20,000 shares of our common stock. Such options were fully vested as of March 31, 2003, remain exercisable for a period of five years after the date of grant and have an exercise price of $3.85 per share. In addition, on January 1, 2002, our Chairman, Dr. Bailey, and our Vice Chairman, Mr. Ianelli, received options to purchase 40,000 and 30,000 shares of our common stock, respectively. Such options were fully vested as of December 31, 2002, remain exercisable for a period of five years after the date of grant and have an exercise price of $1.05 per share.

         EXECUTIVE EMPLOYMENT AGREEMENTS

         We entered into an employment agreement with Dr. Tachovsky on December 1, 1999, under which Dr. Tachovsky serves as our President and Chief Executive Officer. Dr. Tachovsky was granted options in conjunction with his employment agreement to purchase up to 400,000 shares of common stock at a purchase price of $5.00 per share. These shares vest over time based on the achievement of specified performance objectives. If the performance objectives are not met, Dr. Tachovsky will not be eligible to vest in these performance vesting shares. Dr. Tachovsky assigned options to purchase 20,000 shares of our common stock to Patricia G. Kriss, our Chief Financial Officer. In the event of a change of control, merger or consolidation, all unvested options shall become fully vested at the effective date of such merger, consolidation or change of control. Dr. Tachovsky's employment agreement may be terminated by either party at any time, with or without cause, by providing written notice and is not for any specific period of time. In the event of termination of the employment agreement, all non-vested options will also terminate.

EQUITY COMPENSATION PLANS

         The following table provides information as of December 31, 2002 with respect to the shares of our common stock that may be issued under our existing equity compensation plans:

                                                                                             NUMBER OF SECURITIES
                                                                                            REMAINING AVAILABLE FOR
                                NUMBER OF SECURITIES TO BE    WEIGHTED-AVERAGE EXERCISE      FUTURE ISSUANCE UNDER
                                  ISSUED UPON EXERCISE OF       PRICE OF OUTSTANDING       EQUITY COMPENSATION PLANS
                                   OPTIONS, WARRANTS AND        OPTIONS, WARRANTS AND        (EXCLUDING SECURITIES
                                          RIGHTS                       RIGHTS                    REFLECTED IN
        PLAN CATEGORY                                                                             COLUMN (a))
                                            (a)                          (b)                          (c)
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans
approved by our                             --                           --                         393,780
stockholders(1)
Equity compensation plans not            1,455,119                      $3.34                          0
approved by our
stockholders(2)
Total                                    1,455,119                      $3.34                       393,780
------------------------------- ---------------------------- ---------------------------- ----------------------------

(1)      Consists solely of the 1998 Compensatory Stock Plan.

(2) Consists of option grants to officers, directors and employees pursuant to individual non-qualified stock option agreements. These option grants have exercise prices ranging from $1.00 per share to $6.00 per share. Each option generally vests in installments over the optionee's period of service, although some options vest upon the achievement of certain milestones related to the development of our products and some options are fully vested on the date of grant. The options will vest on an accelerated basis in the case of any merger or consolidation of the Company with or into another corporation or any other type of reorganization which results in a change of control whereby the Company's board of directors prior to the reorganization represents less than a majority of the Company's board of directors after the reorganization. Each option generally has a maximum term of five to ten years. In addition, upon the death of an optionee, any options that the optionee was entitled to exercise on the date of death will be exercisable until the stated expiration date of the optionee's option by the person or persons to whom the optionee's rights pass under a will or by the laws of descent and distribution. All of the options are non-statutory options under the Federal tax laws.


PRINCIPAL STOCKHOLDERS

         The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of September 30, 2003, by:

         o each person known by us to own beneficially 5% or more of our common stock,

         o        each of our executive officers and directors, and

         o        all of our executive officers and directors as a group.

         The beneficial ownership is determined in accordance with the rules of SEC and generally includes voting or investment power with respect to securities. Shares of common stock issuable on exercise of currently exercisable or convertible securities or securities exercisable or convertible within 60 days after the anticipated closing of this offering (February 1, 2004) are deemed beneficially owned and outstanding for computing the percentage owned by the person holding such securities, but are not considered outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons or entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The address of each person below is 45926 Oasis Street, Indio, California 92201.

                                                     NUMBER OF                                     PERCENTAGE
                                                       SHARES               NUMBER OF               OF SHARES
                                                    BENEFICIALLY           EXERCISABLE            BENEFICIALLY
NAME OF BENEFICIAL OWNERS                              OWNED                 OPTIONS                  OWNED
-------------------------                              -----                 -------                  -----

5% STOCKHOLDERS
---------------

Thomas T. Anderson............................          1,394,093                  -                12.07 %

DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------

Higgins D. Bailey.............................          1,301,316  (1)       405,834                14.28 %

Wilson S. Benjamin............................            125,000  (2)        63,334                 1.62 %

Randall L. Carpenter..........................              1,334             40,000                 *

Joseph R. Ianelli.............................                  -            123,334                 1.06 %

Patricia G. Kriss.............................             10,250  (3)        73,250                 *

Paul V. Maier.................................              6,003             40,000                 *

Bruce R. Manning..............................                  -             36,667                 *

Dennis K. Metzler.............................              5,000             25,000                 *

Thomas G. Tachovsky...........................             19,000  (4)       245,200                 2.24 %

All directors and executive officers as a group
(9 persons)...................................          1,467,903          1,052,619                21.25 %

------------------

*        Less than 1%

(1) Includes shares owned in joint tenancy with Shirley A. Bailey, the spouse of Dr. Bailey.

(2) Includes 50,000 shares owned indirectly by ATO Ram 2, Ltd. in which Mr. Benjamin is a partner.

(3) Includes shares owned jointly by Patricia G. Kriss and Ronald F. Kriss and shares held by Ronald F. Kriss, spouse of Ms. Kriss.

(4)      Includes shares held jointly with Lynn Baird, spouse of Dr. Tachovsky.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We sublease approximately 800 square feet of office space from Thomas
T. Anderson, one of our principal stockholders. The rent on the sublease is $800 per month. We believe this is a competitive lease rate for similar real estate in the area where the office is located.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our certification of incorporation and bylaws require us to indemnify our directors and officers, to the fullest extent authorized or permitted by applicable law, in any suit or proceeding, whether civil, criminal, administrative or investigative, relating to that person's service as a director or officer of the Company. Additionally, we may have certain obligations under state law to indemnify its employees, including its officers, for actions taken in their capacity as an employee of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933, or the "Act," may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 70,000,000 shares of capital stock, divided into the following classes: (i) 50,000,000 shares of common stock, $0.0001 par value per share, and (ii) 20,000,000 shares of preferred stock, $0.0001 par value per share.

         The following summary is qualified in its entirety by reference to our certificate of incorporation, certificate of designation of Series A' Preferred stock, and bylaws, copies of which are filed as exhibits to our previous filings with the SEC and incorporated herein by reference.

COMMON STOCK

         As of September 30, 2003, there were 11,545,341 shares of common stock outstanding, 2,396,619 shares of common stock issuable upon exercise of outstanding options and 3,283,500 shares of common stock issuable upon exercise of outstanding warrants. Upon completion of this offering there will be 31,545,341 shares of common stock outstanding assuming the sale of 20,000,000 shares.

         Subject to the preferences that may be applicable to any preferred stock outstanding at the time, the holders of common stock are entitled to the following:

         Voting. The holders of shares of our common stock are entitled to one vote for each share on all matters on which the holders of common stock are entitled to vote. There is no cumulative voting for the election of directors.

         Dividends. Holders of common stock are entitled to receive dividends out of assets legally available for the payment of dividends at the times and in the amounts as the Board from time to time may determine.

         Liquidation. Holders of the common stock are entitled to share ratably in our net assets upon liquidation or dissolution after payment or provision for the liquidation preferences of our preferred stock and all other liabilities.

         Each outstanding share of common stock is, and all shares of common stock to be outstanding upon completion of this offering will be, upon payment therefore, duly and validly issued, fully-paid and non-assessable.

PREFERRED STOCK

         Our Board is authorized, without action by our stockholders, to designate and issue up to 20,000,000 shares of preferred stock in one or more series. Our Board can also fix the rights, preferences and privileges of the shares of each series of preferred stock, and any qualifications, limitations and restrictions on these shares. The Board has designated 3,210,487 shares as Series A' Preferred and, as of September 30, 2003, 3,210,487 shares of Series A' Preferred stock were issued and outstanding. No other shares of preferred stock were outstanding as of that date.

         SERIES A' PREFERRED STOCK

         The holders of Series A' Preferred stock are entitled to the following:

         Voting. The holders of our shares of Series A' Preferred stock are not entitled to vote upon matters submitted to our stockholders.

         Dividends. The holders of our shares of Series A' Preferred stock are entitled to receive an annual dividend equal to eight percent of the value of each share, which value has been set at $1.00 per share. This dividend is non-cumulative. These dividends are only payable from earnings.

         Redemption. The Series A' Preferred stock is to remain issued and outstanding until no later than January 16, 2015 (the "Series A
Redemption/Cancellation Period"), at which time the Series A' Preferred stock shall have been redeemed in whole or in part from "designated available earnings" as determined by the Board of Directors, or cancelled.

         All outstanding shares of Series A' Preferred stock are subject to mandatory redemption by us each fiscal year during the Series A Redemption/Cancellation Period. Each stockholder holding Series A' Preferred stock is entitled to participate on a pro rata basis in any mandatory redemption. This redemption right is non-cumulative. The total number of shares of Series A' Preferred stock to be redeemed in each fiscal year during the Series A Redemption/Cancellation Period is determined by dividing: (x) the "designated available funds" amount for that fiscal year; by (y) the number of issued and outstanding shares of Series A' Preferred stock as of the last day of such fiscal year. "Designated available funds" are determined by our Board of Directors and are an amount designated by our Board of Directors out of funds, if any, equal to more than 20% but less than 50% of our "earnings" and in no event in excess of "net cash flow from operating activities," as such terms are defined under GAAP.

         In addition, we may from time to time at our option redeem or otherwise acquire any or all outstanding shares of Series A' Preferred stock for cash of $1.00 per share on a pro rata basis.

         Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs during the Series A Redemption/Cancellation Period, after payment or provision for payment of our debts and other liabilities, the holders of Series A' Preferred stock are entitled to receive, prior and in preference to any distribution of any of our assets or surplus funds to the holders of our common stock or other preferred stock, by reason of their ownership thereof, an amount equal to $1.00 for each share, as appropriately adjusted to reflect any stock split, stock dividend, combination, recapitalization and the like.

         All preferential amounts to be paid to the holders of the Series A' Preferred stock are to be paid or set apart for payment before the payment or setting apart for payment of any amount for (or the distribution of any of our assets to) the holders of other preferred stock or common stock, and the holders of such other preferred stock or common stock shall share ratably all of our remaining assets with no further right of participation accruing to any holder of Series A' Preferred stock. If the assets or surplus funds to be distributed to the holders of the Series A' Preferred stock are insufficient to permit the payment to such holders of their full preferential amount in the event of a liquidation, dissolution or winding up of our affairs, the assets and surplus funds legally available for distribution are to be distributed ratably among the holders of the Series A' Preferred stock in proportion to the full preferential amount each such holder would otherwise be entitled to receive.

OPTIONS

         As of September 30, 2003, options to purchase up to 2,766,619 shares of our common stock, at an average exercise price of $2.44 per share, were outstanding and 2,396,619 were exercisable. The following table provides a summary of our outstanding options.

                                                                                 Wtd. average
                                                                                  remaining
                    Option                     Number           Options          contractual
           exercise price per share          of shares        exercisable       life in years
           ------------------------          ---------        -----------       -------------
                    $0.75                      50,000            50,000              2.42
                    $1.00                     177,700           177,700              3.01
                    $1.50                      65,000            65,000              3.02
                    $2.00                     147,169           147,169              2.71
                    $2.05                     230,750           160,750              3.54
                    $3.00                     625,000           625,000              2.92
                    $3.05                      20,000            20,000              3.96
                    $3.85                     140,000           140,000              3.76
                    $4.00                     811,000           811,000              0.54
                    $5.00                     460,000           160,000              2.08
                    $6.00                      40,000            40,000              2.59
                    ------                 -----------       -----------             -----
                    $2.44                   2,766,619         2,396,619              2.14
                                           ===========       ===========

WARRANTS

         As of September 30, 2003, warrants to purchase up to 3,283,500 shares of our common stock, at an average exercise price of $8.63 per share, were outstanding and exercisable. The following table provides a summary of our outstanding warrants.

                                                                                 Wtd. average
                                                                                  remaining
                   Warrant                     Number          Warrants          contractual
           exercise price per share          of shares        exercisable       life in years
           ------------------------          ---------        -----------       -------------
                    $3.00                       700,000           700,000            1.40
                    $4.00                        83,500            83,500            1.42
                    $8.75                       200,000           200,000            2.22
                   $10.50                     2,300,000         2,300,000            2.22
                   -------               ---------------   ---------------           -----

                    $8.63                     3,283,500         3,283,500            2.02
                                          ==============    ==============

         At September 30, 2003, holders of outstanding options and warrants representing the right to purchase a total of 3,588,500 shares of common stock have certain registration rights, and options and warrants representing the right to purchase a total of 6,015,119 shares of common stock contain certain cashless exercise provisions.

                        INVESTOR SUITABILITY REQUIREMENTS

         The shares offered hereby are being offered and sold only to "accredited investors" as such term is defined in Regulation D under the Securities Act of 1933, or the Securities Act, and will be offered and sold only to prospective investors who meet the standards set forth below. Additionally, this offering is limited to persons or entities located in the following states:
Arizona, California, Colorado, Illinois, Indiana, Iowa, Michigan, Mississippi, Oklahoma and Texas. Investors in Arizona and Illinois must meet certain additional accreditation standards described below.

         An investor is an "accredited investor" only if such investor meets one or more of the following:

         (i) the investor is a natural person who has net worth, or joint net worth with that person's spouse exceeding $1,000,000 at the time of purchase;

         (ii) the investor is a natural person who individually had income in excess of $200,000 in each of the two most recent years, or joint income with that person's spouse in excess of $300,000 in each of those years, and who reasonably expects income in excess of those levels in the current year;

         (iii) the investor is a director or executive officer of the Company;

         (iv) the investor is either (a) a bank as defined in Section 3(a)(2) of the Securities Act , or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act , whether acting in its individual or fiduciary capacity; (b) any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 as amended; (c) an insurance company as defined in Section 2(13) of the Securities Act; (d) an investment company registered under the Investment Company Securities Act of 1940 or a business development company as defined in Section 2(a)(48) of such Securities Act; (e) a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Securities Act of 1958; (f) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $7,000,000; (g) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, if the investment decision is made by a plan fiduciary, which is either a bank, a savings and loan association, insurance company, or registered investment advisor, or if the plan has assets in excess of $7,000,000, or if a self-directed plan, with the investment decisions made solely by persons that are accredited investors;

         (v) the investor is a private business development company under
Section 202(a)(22) of the Investment Advisers Securities Act of 1940;

         (vi) the investor is any organization described in Section 501(c)(3) of the Internal Revenue Code and certain other corporations, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $7,000,000;

         (vii) the investor in any trust with total assets in excess of $7,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as defined in
Section 230. 506(b)(2)(ii) of Regulation D promulgated under the Securities Act; or

         (viii) the investor is any entity in which all of the equity owners are accredited investors.

         In the case of a husband and wife subscribing jointly, satisfaction of the net worth standards must be determined by aggregating their net worth and satisfaction of the income standards must be determined by joint or individual tax returns, as the case may be. Any other persons subscribing for shares jointly, including members of partnerships formed for the purpose of purchasing shares, must each satisfy the applicable net worth and income standards without regard to the other joint purchasers. In the case of a subscriber that is itself a partnership (other than a partnership formed for the purpose of purchasing shares) or a trust, the applicable net worth and income standards must be satisfied by the entity. In the case of a subscriber purchasing as custodian for a minor, the applicable net worth and income standards must be satisfied by the custodian.

         Each subscriber will be required to satisfy the investor suitability standards set forth above. An investment in the shares is only suitable for those investors who have adequate means to provide for their current needs and personal contingencies and who have no need for liquidity in this investment. Furthermore, investors must demonstrate an appropriate level of financial sophistication. Investors should recognize that the suitability standards set forth above are minimum requirements and that the satisfaction of these standards does not necessarily mean that investment in the shares is suitable for an investor meeting these standards. We reserve the right to reject any subscription for any reason whatsoever.

         We will require each investor to make representations and warranties relating to the suitability of an investment in the shares for each investor as set forth in the form of subscription agreement attached as Annex A to this prospectus. We may also make or cause to be made such further inquiry as we deem appropriate. We may, in our absolute discretion, reject subscriptions, in whole or in part, or allot to a particular investor fewer than the number of shares for which the investor subscribed. We reserve the right to modify or increase the suitability standards with respect to certain investors, in order to comply with any applicable state or local laws, rules or regulations or otherwise. In addition to satisfying the investor suitability standards described above, investors in Arizona and Illinois must satisfy the following accreditation standards:

         o Arizona: Investors must have either: (i) a gross income of at least $150,000 individually (or $200,000 with the investor's spouse) in the prior year and a reasonable expectation of such income in the current year; or (ii) a net worth of at least $350,000 (or $400,000 with the investor's spouse) excluding the investor's home, home furnishings and automobiles, and the investment must not exceed 10% of the investor's net worth (combined with the investor's spouse, if applicable).

         o Illinois: Investors must have either: (i) a net worth in excess of $1 million, excluding the value of the investor's principal residence; or (ii) a gross income of at least $200,000 (alone or with the investor's spouse) in each of the two most recent years and a reasonable expectation of such an income in the current year.

         INVESTOR SUITABILITY STANDARDS REPRESENT MINIMUM REQUIREMENTS FOR INVESTORS AND THE SATISFACTION OF THESE STANDARDS DOES NOT NECESSARILY MEAN THE SHARES ARE A SUITABLE INVESTMENT FOR ANY INVESTOR.

         Each prospective investor should consult with his, her or its own attorney, accountant and/or financial advisor to discuss the implications of the information contained herein and the merits and risks of an investment in the shares. We reserve the right to make our own determination, in our sole discretion, as to whether any prospective investor meets the above suitability standards.

                              PLAN OF DISTRIBUTION

THE OFFERING

         We are offering for sale through our placement agent, InvestLinc Securities, LLC, a minimum of $2,000,000 in shares and a maximum of $4,000,000 in shares. The offering is being made only to "accredited investors," as described under the heading "Investor Suitability Requirements." The minimum purchase is $50,000, unless we agree to accept a smaller purchase. All proceeds from subscriptions will be held in an escrow account pending acceptance of at least the minimum offering amount of $2,000,000. The offering period will expire on the earliest of the following (the "Termination Date"):

         o        the sale of all shares offered under this prospectus;

         o        as agreed between us and the placement agent; and

         o        February 1, 2004.

         If the Minimum Offering has been completed on or before the Termination Date, then the Termination Date may, at our discretion, be extended for up to 30 days in order to complete up to the Maximum Offering of $4,000,000. If the Minimum Offering has not been completed and we have not received the sale proceeds by the Termination Date, the escrow agent will promptly return all amounts, without interest, previously placed in escrow. See "Escrow of Funds" below.

         We have paid the placement agent a retainer of $15,000 and 28,571 unregistered, restricted shares of our common stock. The placement agent will also receive a commission equal to 6% of the gross proceeds from shares sold to investors and a five-year warrant to purchase 7% of the number of shares sold in this offering at a price per share equal to the price of the shares sold in this offering. In addition, we have agreed to indemnify the placement agent and various other persons against certain liabilities in connection with this offering, including liabilities arising under the Securities Act.

ESCROW OF FUNDS

         All proceeds with respect to subscriptions for the shares will be deposited in an escrow account to be established with a bank or other financial institution that is not affiliated with us, our officers or directors or our placement agent. The escrow of the funds will continue until the earlier to occur of: (A) the deposit and acceptance by us of subscriptions of at least $2,000,000, or (B) the termination of this offering. All subscriptions held in escrow are irrevocable by the subscriber. If circumstances result in the termination of this offering (including due to a failure to reach the Minimum Condition by the Termination Date), all escrowed funds will be returned without interest to the subscribers and without deduction for expenses. Funds placed in the escrow account will not be subject to claims of our creditors, placement agent or affiliates unless and until the proceeds are released to us.

SUBSCRIPTION AGREEMENT AND PROCEDURES

         All subscriptions must be made by the execution and delivery of a subscription agreement, a form of which is attached to this prospectus as Annex
A. By executing the subscription agreement, each purchaser will agree to pay the purchase price of the shares subscribed for at the closing at which such subscription is accepted. We have the right to revoke any offers made under this prospectus and to refuse to sell shares to a particular subscriber if the subscriber does not promptly supply all information we request or if we disapprove the sale. Subscriptions are not binding until accepted. We will refuse any subscription by giving written notice to the subscriber by personal delivery or first-class mail. We may reject any subscription at any time prior to acceptance, in whole or in part, in our sole discretion.

         In order to subscribe for shares, a prospective investor must deliver the following documents to the placement agent:

         1. a complete and executed subscription agreement, in the form attached to this prospectus as Annex A;

         2. a complete and executed investor suitability questionnaire, in the form provided by the Company; and

         3. The full amount of the subscription price paid in United States dollars in cash or by check, bank draft or money order made payable to the escrow agent.


                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby will be passed upon for us by Heller Ehrman White & McAuliffe LLP, San Diego, California.


                                     EXPERTS

         The balance sheets of the Company as of December 31, 2001 and 2002, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended, and for the period from August 27, 1984 (inception) through December 31, 2002, except for the statements of operations, changes in stockholders' equity (deficit), and cash flows of the Company for the period from August 27, 1984 (inception) through December 31, 1999, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern). The statements of operations, changes in stockholders' equity (deficit), and cash flows of the Company for the period from August 27, 1984 (inception) through December 31, 1999 (not presented separately herein) have been audited by Causey Demgen & Moore Inc., independent auditors, as stated in their report included herein. Such financial statements of the Company are included herein in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to this registration statement. Complete exhibits have been filed with our registration statement on Form SB-2.

         You may read and copy any contract, agreement or other document referred to in this prospectus and any portion of our registration statement or any other information from our filings at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information about the public reference rooms. Our filings with the Securities and Exchange Commission, including our registration statement, are also available to you on the Securities and Exchange Commission's Web site, http://www.sec.gov.

         We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, and file and furnish to our stockholders annual reports containing financial statements audited by our independent auditors, make available to our stockholders quarterly reports containing unaudited financial data for the first three quarters of each fiscal year, proxy statements and other information with the Securities and Exchange Commission.

         You may read and copy any reports, statements or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the Commission.





                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                             INDEX TO FINANCIAL STATEMENTS

                                                                                                                  PAGE
                                                                                                                  ----
YEARS ENDED DECEMBER 31, 2002 AND 2001
--------------------------------------

Independent Auditors' Report.......................................................................................F-2

Report of Independent Certified Public Accountants.................................................................F-3

Balance Sheets.....................................................................................................F-4

Statements of Operations...........................................................................................F-5

Statements of Changes in Stockholders' Equity (Deficit)............................................................F-6

Statements of Cash Flows...........................................................................................F-7

Notes to Financial Statements......................................................................................F-9

SIX MONTHS ENDED JUNE 30, 2003 AND 2002
---------------------------------------

Balance Sheets (unaudited).........................................................................................F-21

Statements of Operations (unaudited)...............................................................................F-22

Statements of Changes in Stockholders' Equity (Deficit) (unaudited)................................................F-23

Statements of Cash Flows (unaudited)...............................................................................F-24

Notes to Financial Statements (unaudited)..........................................................................F-26

                                                         F-1

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Entropin, Inc.

We have audited the accompanying balance sheets of Entropin, Inc. (a development stage company) as of December 31, 2001 and 2002, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended, and for the period from August 27, 1984 (inception) through December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The Company's financial statements for the period from August 27, 1984 (inception) through December 31, 1999 were audited by other auditors whose report, dated February 4, 2000, expressed an unqualified opinion on those statements. The financial statements for the period from August 27, 1984 (inception) through December 31, 1999 reflect a net loss applicable to common stockholders of $14,993,971 of the related total. The other auditors' report has been furnished to us, and our opinion, insofar as it relates to the amounts included for such prior period, is based solely on the report of such other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, such financial statements present fairly, in all material respects, the financial position of Entropin, Inc. as of December 31, 2001 and 2002, and the results of its operations and its cash flows for the years then ended and for the period from August 27, 1984 (inception) through December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements for the year ended December 31, 2002 have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's recurring losses from operations and requirement for additional funding raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

DELOITTE & TOUCHE LLP
San Diego, California
March 4, 2003

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
of Entropin, Inc.

We have audited the statements of operations, changes in stockholders' equity (deficit) and cash flows for the period from August 27, 1984 (inception) through December 31, 1999 of Entropin, Inc. (a development stage company) none of which are presented separately herein. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations of Entropin, Inc. and its cash flows for the period from August 27, 1984 (inception) through December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.

CAUSEY DEMGEN & MOORE INC.
Denver, Colorado
February 4, 2000

                                          ENTROPIN, INC.
                                  (A DEVELOPMENT STAGE COMPANY)
                                          BALANCE SHEETS

                                                                      Years ended December 31,
ASSETS                                                                 2001              2002
------                                                            -------------     -------------
Current assets:
    Cash and cash equivalents                                     $  4,609,562      $  2,906,853
    Short-term investments                                           4,098,692           990,000
    Accrued interest receivable                                         33,327             5,954
                                                                  -------------     -------------
       Total current assets                                          8,741,581         3,902,807

Patent costs, less accumulated amortization of
    $132,997 (2001) and $163,869 (2002)                                329,035           410,641
Property and equipment, net                                             11,197            12,210
Prepaid assets and deposits                                             40,954             3,126
                                                                  -------------     -------------

                                                                  $  9,122,767      $  4,328,784
                                                                  =============     =============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
    Accounts payable                                              $    142,986      $     62,450

Series A redeemable preferred stock, $.001 (2001) and $.0001
    (2002) par value, 3,210,487 shares authorized, issued and
    outstanding, $1.00 per share redemption value                    3,210,487         3,210,487

Series B redeemable convertible preferred stock, $.001 (2001)
    and $.0001 (2002) par value, 400,000 shares authorized,
    168,500 (2001) and 143,500 (2002) shares issued and
    outstanding, $5.00 per share redemption value                      825,049           712,547

Commitments and contingencies (Note 6)

Stockholders' equity:
    Common stock, $.001 (2001) and $.0001 (2002) par value,
       50,000,000 shares authorized, 9,798,480 (2001) and
       9,912,587 (2002) shares issued and outstanding                    9,798               991
    Additional paid-in capital                                      29,037,558        29,801,165
    Unearned stock compensation                                        (62,780)          (72,479)
    Deficit accumulated during the development stage               (24,040,331)      (29,386,377)
                                                                  -------------     -------------
       Total stockholders' equity                                    4,944,245           343,300
                                                                  -------------     -------------

                                                                  $  9,122,767      $  4,328,784
                                                                  =============     =============

                                               F-4

                                           ENTROPIN, INC.
                                    (A DEVELOPMENT STAGE COMPANY)
                                      STATEMENTS OF OPERATIONS
                           For the Years Ended December 31, 2001 and 2002
            and for the Period from August 27, 1984 (Inception) Through December 31, 2002

                                                         December 31,               Inception through
                                                    2001               2002         December 31, 2002
                                                -------------     -------------     -----------------
Costs and expenses:
   Research and development                     $  2,315,076      $  3,048,063         $ 14,693,578
   General and administrative                      1,973,401         2,403,835           14,892,366
                                                -------------     -------------        -------------

     Operating loss                               (4,288,477)       (5,451,898)         (29,585,944)
                                                -------------     -------------        -------------

Other income (expense):
   Interest income                                   497,462           190,102            1,466,128
   Interest expense                                       --                --             (242,811)
                                                -------------     -------------        -------------

     Total other income, net                         497,462           190,102            1,223,317
                                                -------------     -------------        -------------

Net loss                                          (3,791,015)       (5,261,796)         (28,362,627)

Dividends applicable to Series B
   preferred stockholders                            (96,384)          (91,033)          (1,068,145)
                                                -------------     -------------        -------------
Net loss applicable to common stockholders      $ (3,887,399)     $ (5,352,829)        $(29,430,772)
                                                =============     =============        =============

Basic and diluted net loss per common share     $       (.40)     $       (.54)        $      (4.86)
                                                =============     =============        =============

Weighted average common shares outstanding         9,739,000         9,874,000            6,057,000
                                                =============     =============        =============

                                                 F-5

                                                           ENTROPIN, INC.
                                                    (A DEVELOPMENT STAGE COMPANY)
                                       STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                                           For the Years Ended December 31, 2001 and 2002
                            and for the Period from August 27, 1984 (Inception) Through December 31, 2002
                                                                                                          Deficit
                                                                                                        accumulated        Total
                                                             Additional                  Unearned       during the     stockholders'
                                         Common stock         paid-in        Stock         stock        development        equity
                                        Shares    Amount      capital    subscriptions  compensation       stage         (deficit)
                                     -----------  -------   ------------   ----------   ------------   -------------   -------------
Balance, August 27, 1984
  (inception)                                --   $   --   $         --    $      --    $        --    $         --    $         --

   Cash contribution from
     stockholder                             --       --         50,000           --             --              --          50,000

   Cash received for common
     stock subscription                      --       --             --      150,000             --             --         150,000

   Stock contributions from
     stockholders                            --       --        927,000           --             --              --         927,000

   Shares issued pursuant to
     recapitalization                   480,051      480        219,620           --             --              --         220,100

   Shares issued pursuant to
     private placements               1,508,700    1,509      4,163,931           --             --              --       4,165,440

   Shares and warrants issued
     pursuant to secondary
     offering                         2,180,000    2,180     13,678,154           --             --              --      13,680,334

   Conversion of promissory
     notes to common stock              100,831      101        201,561           --             --              --         201,662

   Change in par value of
     common stock in connection
     with reincorporation in
     Delaware                                --   (8,878)         8,878           --             --              --              --

   Unearned stock compensation
     pursuant to issuance of
     common stock options                    --       --      8,710,006           --     (8,710,006)             --              --

   Amortization and valuation
     adjustment of unearned
     stock compensation                      --       --             --           --      8,637,527              --       8,637,527

   Shares issued from exercise
     of common stock options
     and warrants                       132,785      133         80,159           --             --              --          80,292

   Common stock warrants canceled
     in exchange for cash                    --       --       (330,000)          --             --              --        (330,000)

   Shares issued for cash             1,252,802    1,253        303,747     (150,000)            --              --         155,000

   Shares issued for services         4,073,418    4,066        334,303           --             --              --         338,369

   Issuance of Series B preferred
     stock with a beneficial
     conversion feature                      --       --        613,750           --             --        (613,750)             --

   Shares issued for Series B
     preferred stock dividend            82,000       68        409,932           --             --        (410,000)             --

   Conversion of Series B
    preferred stock to common
    stock                               102,000       79        493,237           --             --              --         493,317

   Accretion to mandatory
     redemption amount for
     Series B preferred stock                --       --        (63,113)          --             --              --         (63,113)

   Net loss for the period from
     August 27, 1984 (inception)
     through December 31, 2002               --       --             --           --             --     (28,362,627)    (28,362,627)
                                     -----------  -------   ------------   ----------   ------------   -------------   -------------
Balance, December 31, 2002            9,912,587      991     29,801,165           --        (72,479)    (29,386,377)        343,301
                                     ===========  =======   ============   ==========   ============   =============   =============

                                                                F-6

                                                        ENTROPIN, INC.
                                                 (A DEVELOPMENT STAGE COMPANY)
                                                   STATEMENTS OF CASH FLOWS
                                        For the Years Ended December 31, 2001 and 2002
                         and for the Period From August 27, 1984 (Inception) Through December 31, 2002

                                                                                December 31,                  Inception through
                                                                         2001                  2002           December 31, 2002
                                                                     ------------          ------------       -----------------
Cash flows from operating activities:
   Net loss                                                          $(3,791,015)          $(5,261,796)          $(28,362,627)
   Adjustments to reconcile net loss to net
     cash used in operating activities:
       Depreciation and amortization                                      30,761                28,115                223,380
       Loss on disposal of assets                                             --                 1,837                  1,837
       Services received in exchange for stock,
         stock options and warrants                                      596,990               548,350              9,864,338
       Services received in exchange for
         compensation agreements                                              --                    --              2,231,678
       Decrease (increase) in accrued interest receivable                198,312                27,373                 (5,954)
       (Decrease) increase in accounts payable                           (89,491)              (80,536)               270,147
       Other                                                             (37,955)               47,736                 55,487
                                                                     ------------          ------------          -------------
       Net cash used in operating activities                          (3,092,398)           (4,688,921)           (15,721,714)
                                                                     ------------          ------------          -------------

Cash flows from investing activities:
   Maturities (purchases) of short-term investments, net               1,722,377             3,108,692               (990,000)
   Patent costs                                                          (30,866)             (112,478)              (574,510)
   Purchase of property and equipment                                     (8,030)              (10,002)              (130,516)
                                                                     ------------          ------------          -------------
       Net cash provided by (used in) investing activities             1,683,481             2,986,212             (1,695,026)
                                                                     ------------          ------------          -------------

Cash flows from financing activities:
   Proceeds from shares issued pursuant to recapitalization                   --                    --                220,100
   Proceeds from issuance of common stock and warrants                       292                    --             18,281,066
   Proceeds from issuance of preferred stock                                  --                    --              1,142,750
   Proceeds from stockholder loans                                            --                    --                809,677
   Proceeds from stockholder advances                                         --                    --                 98,873
   Repayments of stockholder advances                                         --                    --                (98,873)
   Payment for cancellation of common stock warrant                           --                    --               (330,000)
   Proceeds from convertible notes payable                                    --                    --                200,000
                                                                     ------------          ------------          -------------
       Net cash provided by financing activities                             292                    --             20,323,593
                                                                     ------------          ------------          -------------
Net (decrease) increase in cash                                       (1,408,625)           (1,702,709)             2,906,853

Cash and cash equivalents at beginning of period                       6,018,187             4,609,562                     --
                                                                     ------------          ------------          -------------
Cash and cash equivalents at end of period                           $ 4,609,562           $ 2,906,853           $  2,906,853
                                                                     ============          ============          =============

                                                             F-7

                                                (Continued from preceding page)

     Supplemental disclosure of cash flow information:

                                                                                           Inception through
                                                            2001            2002           December 31, 2002
                                                            ----            ----           -----------------
              Cash paid for interest                        $ --            $ --              $ 242,811

     Supplemental disclosure of non-cash investing and financing activities:

                During the year ended December 31, 1998, the Company issued 3,210,487 shares of Series A preferred stock in exchange for an aggregate $1,710,487 of notes payable to stockholders plus accrued interest and a $1,500,000 compensation agreement.

                During the year ended December 31, 1999, the Company converted promissory notes payable with outstanding principal and interest balances totaling $201,662 into 100,831 shares of common stock.

                During the years ended December 31, 2001 and 2002 and the period from August 27, 1984 (inception) through December 31, 2002, the Company issued 69,811, 12,653 and 4,073,418 shares of common stock for services totaling $175,570, $18,087 and $338,369, respectively.

                During the years ended December 31, 2001 and 2002 and the period from August 27, 1984 (inception) through December 31, 2002, the Company issued 18,050, 16,850 and 82,000 shares, respectively, of common stock at $5.00 per share as payment of accrued dividends on Series B preferred stock.

                During the years ended December 31, 2001 and 2002 and the period from August 27, 1984 (inception) through December 31, 2002, the Company issued 22,000, 25,000 and 102,000 shares of common stock for conversion of an equal number of shares of Series B preferred stock totaling $106,203, $122,410 and $493,317, respectively.

                          NOTES TO FINANCIAL STATEMENTS


1.   Organization and summary of significant accounting policies
     -----------------------------------------------------------

     Organization and basis of presentation:

     Entropin, Inc. (the "Company"), a Delaware corporation, was organized as a California corporation in August 1984. The Company is a pharmaceutical research and development company focused on the development of its proprietary compound ENT-103(R) as a potent therapy for pain. Activities from inception include research and development, seeking the U.S. Food and Drug Administration, or FDA, approval for its proprietary compounds, including its current drug, ENT-103, as well as fund raising.

     The Company's financial statements have been presented on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has been primarily involved in research and development activities. This has resulted in significant operating losses and an accumulated deficit at December 31, 2002 of $29,386,377. Management anticipates additional operating losses for the foreseeable future. In addition, if the Company's outstanding Series B preferred shares have not been converted to shares of common stock prior to their July 15, 2003 mandatory redemption date, the Company will be required to redeem them at an approximate cost of $717,500. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments related to the recoverability of recorded asset amounts that may be necessary should the Company be unable to continue as a going concern. The Company will need to raise significant additional funds to continue its planned development activities. In the absence of positive cash flows from operations, the Company is highly dependent on its ability to secure additional funding through the issuance of debt or equity instruments or corporate partnering arrangements. If adequate funds are not available, the Company may be forced to significantly curtail its operations or to obtain funds through entering into collaborative agreements or other arrangements that may be on unfavorable terms. The Company's failure to raise sufficient additional funds on favorable terms, or at all, would have a material adverse effect on its business, results of operations and financial position. The Company's ultimate continued existence is currently dependent on its ability to complete development of, obtain approval for, and successfully market its proprietary compound ENT-103.

     Because the Company has not yet completed product development, obtained regulatory approval, or verified the market acceptance and demand for any products it may develop, its activities have been accounted for as those of a "development stage enterprise" as set forth in Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises".

     During 1998, the Company consummated an agreement and plan of merger with Vanden Capital Group, Inc. ("Vanden"), a Colorado corporation, under which Vanden acquired all of the issued and outstanding common shares of the Company (see Note 5). The Company was merged into Vanden, and Vanden changed its name to Entropin, Inc. For accounting purposes, the acquisition has been treated as a recapitalization of the Company, based upon historical cost, and a reverse acquisition with the Company as the acquirer.

     The Company completed the recapitalization during 1998. The Company also completed private offerings of 245,500 shares of Series B convertible preferred stock for gross proceeds of $1,227,500, $200,000 of convertible notes payable, and 1,508,700 shares of common stock for gross proceeds of $4,664,800. In addition, the Company raised approximately $13,700,000 through a secondary offering and sale of the underwriter's over-allotment during the first half of 2000.

     Use of estimates:

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Income taxes:

     The Company provides for income taxes utilizing the asset and liability approach under which deferred income taxes are recognized based upon currently enacted tax laws and rates applicable to the periods in which the taxes are expected to become payable. A valuation allowance is established for deferred income tax assets when their realization is not reasonably assured.

     Property and equipment:

     Office furniture and equipment is recorded at cost. Depreciation commences as items are placed in service and is computed using the straight-line method over their estimated useful lives of three years.

     Leasehold improvements are recorded at cost and amortized using the straight-line method over the shorter of their estimated useful life or the related lease term.

     Research and development costs:

     Research and development costs are expensed as incurred.

     Patents:

     Patents are stated at cost less accumulated amortization which is calculated on a straight-line basis over their useful lives, estimated by management to average 16 years. Costs associated with internally developed patents (with the exception of legal costs) are expensed in the period incurred.

     The Company currently holds fifty six issued and pending patent applications worldwide, including seven issued U.S. patents and 37 foreign patents and has three patents pending. The issued patents include two material composition patents covering the molecules contained in Esterom(R) solution (including ENT-102) which expire in 2012 and 2013. The Company has also filed a patent application with the United States Patent Office along with international counterparts that describes a method for the enrichment of the compounds covered in our composition of matter patents. This patent application describes a method for the production of Esterom(R) solution and its components, including ENT-102

     In August 2002, the Company filed a patent describing the manufacturing process for ENT-102. This patent application describes the preparation of commercial quantities of ENT-102 and other related compounds. In December 2002, the Company filed a composition of matter patent application for ENT-103.

     Impairment of long-lived assets:

     The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets or intangibles may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     Cash equivalents and short-term investments:

     The Company considers cash equivalents to include only highly liquid securities with an original maturity of three months or less. Investments with an original maturity of more than three months are considered short-term investments and have been classified by management as held-to-maturity. At December 31, 2002, the Company's short-term investments consisted entirely of certificates of deposit that are carried at amortized cost with an average remaining maturity period of 64 days.

     Concentrations of credit risk:

     The Company invests its excess cash principally in certificates of deposit. The Company has established guidelines relative to diversification and maturities that maintain safety and liquidity. These guidelines are periodically reviewed and modified to take advantage of trends in yields and interest rates. The Company has not experienced any losses on its cash equivalents or short-term investments.

     Stock-based compensation:

     The Company follows the fair value method of accounting for employee stock based compensation provided for in Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". Compensation cost for stock option grants is measured as the fair value of the options using the Black-Scholes option pricing model. Amounts recorded for options granted to non-employees are determined in accordance with Statement of Financial Accounting Standards No. 123 and EITF 96-18 based on the fair value of the consideration or the fair value of the equity instruments issued, whichever is more reliably measured. Deferred charges related to options granted to non-employees are periodically remeasured as the underlying options vest and are included as unearned stock compensation in the stockholders' equity section of the balance sheet.

     Fair value of financial instruments:

     The carrying amounts of cash, cash equivalents, short-term investments, receivables and accounts payable are considered to be representative of their respective fair values because of their short-term nature. The Company believes that it is not practical to estimate the fair market value of its Series A and Series B preferred stock because of the numerous features unique to these securities, as described in Note 4, without incurring excessive costs.

     Loss per share:

     Net loss per common share is computed using the weighted average number of common shares outstanding. Basic and diluted net loss per common share amounts are equivalent for the periods presented as the inclusion of common stock equivalents in the number of shares used for the diluted computation would be anti-dilutive. Dividends on preferred stock, consisting of 10% cumulative dividends and deemed dividends related to the beneficial conversion feature and mandatory redemption accretion of Series B preferred stock, are added to net loss for the purpose of determining net loss and net loss per share amounts applicable to common stockholders.

     Segment reporting:

     The Company currently operates in a single segment. In addition, financial results are prepared and reviewed by management as a single operating segment. The Company continually evaluates its operating activities and the method utilized by management to evaluate such activities and will report on a segment basis when appropriate to do so.

     Recent accounting pronouncements:

     In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations". SFAS No. 141 requires the use of the purchase method of accounting for all business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. The adoption of SFAS No. 141 did not have a material effect on the Company's results of operations or financial position.

     In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 142 requires that goodwill and other intangible assets with indefinite lives no longer be amortized, but instead tested for impairment at least annually. In addition, the standard addresses how intangible assets that are acquired individually or with a group of other assets, other than as part of a business combination, should be accounted for upon their acquisition. The adoption of SFAS No. 142 effective January 1, 2002 did not have a material effect on the Company's results of operations or financial position.

     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of a Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", for the disposal of a segment of a business (as previously defined in that Opinion). The adoption of SFAS No. 144 effective January 1, 2002 did not have a material effect on the Company's results of operations or financial position.

     In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". FIN 45 requires that a liability be recorded in the guarantor's balance sheet upon issuance of a guarantee. In addition, FIN 45 requires certain disclosures about each of the entity's guarantees. The disclosure provisions of FIN 45 are effective for annual and interim periods that end after December 15, 2002. The recognition provisions of FIN 45 are applicable prospectively to guarantees entered after December 31, 2002. The Company does not believe that the adoption of FIN 45 will have a material effect on its results of operations or financial position.

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation, Transition and Disclosure". SFAS No. 148 provides alternative methods of transition for those entities that elect to voluntarily adopt the fair value accounting provisions of SFAS 123, "Accounting for Stock-Based Compensation". SFAS No. 148 also requires more prominent disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation as well as pro forma disclosure of the effect in interim financial statements. The transition and annual disclosure provisions of SFAS No. 148 are effective for fiscal years ending after December 15, 2002. The interim disclosure requirements are effective for the first interim period ending after December 15, 2002. Entropin has previously adopted the fair value accounting provisions of SFAS No. 123 and therefore the adoption of SFAS No. 148 did not have a material effect on the Company's results of operations or financial position.

2.   Related party transactions
     --------------------------

     Lease agreement:

     The Company subleases on a month-to-month basis approximately 800 square feet of office space from a principal stockholder, at $800 per month. Rent expense related to the sublease was $9,600, $9,600 and $47,114 for the years ended December 31, 2001 and 2002 and for the period from August 27, 1984 (inception) through December 31, 2002, respectively.

     Conversion of long-term debt - stockholders:

     During January 1998, the Company converted $1,710,487 of long-term debt and accrued interest, incurred for cash advances and past services associated with research and development, into 1,710,487 shares of 8% non-voting, non-cumulative Series A preferred stock at $1.00 per share (see Note 4). The debt was owed to significant stockholders.

3.   Income taxes
     ------------

     The Company has not recorded income tax expense or benefit for the years ended December 31, 2001 and 2002 and the period from August 27, 1984 (inception) through December 31, 2002. This differs from the income tax benefit that would result from applying the federal statutory rate of 34% to net loss for these periods primarily as a result of a valuation allowance provided for deferred income tax assets and losses incurred through 1998 while the Company was reporting as an S Corporation for income tax purposes.

     At December 31, 2002, the Company has net operating loss carry-forwards of approximately $15,482,000 for federal purposes and $13,612,000 for state purposes. The federal and state net operating loss carry-forwards begin to expire in 2018 and 2004, respectively. At December 31, 2001 and 2002, deferred income tax balances and the related valuation allowance are as follows:

                                                                      2001             2002
                                                                      ----             ----
        Deferred income tax assets (liabilities) resulting from:

               Net operating loss carry-forwards                  $ 4,397,000      $ 6,034,000

               Research and development credit carry-forwards         583,000          457,000

               Basis difference in patent costs and
                 property and equipment                              (117,000)        (152,000)

               Accrual to cash basis adjustments                       11,000           21,000

               Unearned stock compensation                          3,473,000        3,454,000

               Capital loss contribution                               28,000               --

               Capitalized research and development costs                  --           49,000
                                                                  -----------      -----------
               Total                                                8,375,000        9,863,000

         Less valuation allowance                                  (8,375,000)      (9,863,000)
                                                                  -----------      -----------

                                                                  $        --      $        --
                                                                  ============     ============

     A full valuation allowance has been established for deferred income tax assets, as utilization of the loss carry-forwards and realization of other deferred income tax assets is not reasonably assured.

4.   Redeemable preferred stock
     --------------------------

     In December 1997, the Board of Directors approved an amendment to the Company's articles of incorporation to authorize the issuance of 10,000,000 shares of $.001 par value preferred stock in various series. In June 2002, the Company reincorporated in Delaware and changed the par value of its preferred stock from $.001 to $.0001 per share.

     In January 1998, the Company issued 3,210,487 shares of its Series A redeemable, non-voting, non-cumulative 8% preferred stock in exchange for an aggregate $1,710,487 of notes payable to stockholders, accrued interest, and a $1,500,000 compensation agreement. The annual 8% dividend is based upon a $1.00 per share value and is only payable out of earnings. The

     Series A preferred stock is redeemable from 20% to 50% of annual earnings, as long as redemption amounts do not exceed net cash flow from operating activities. Prior to February 14, 2003, the Series A preferred stock agreement required any redemption by the Company to be in the form of cash at a value of $1.00 per share and was to be automatically cancelled on January 16, 2005. On February 14, 2003, the Company entered into separate agreements with each of the holders of its Series A preferred stock, in which these stockholders agreed to exchange each outstanding share of Series A preferred stock for one share of Series A' preferred stock. The terms of the Series A' preferred stock are the same as the terms of the Series A preferred stock except the redemption provision of the Series A' preferred stock allows us to redeem the Series A' preferred stock in cash, common stock or any combination thereof and extends the redemption period to January 15, 2015. Because the Company can redeem the Series A' preferred stock with common stock at its discretion, the Company can include the outstanding Series A' preferred stock balance in the Company's stockholders' equity effective February 14, 2003. Had the exchange been completed effective as of December 31, 2002, the resulting inclusion of the outstanding Series A' preferred stock balance in the Company's stockholders' equity would have increased total stockholders' equity as of December 31, 2002 to $3,553,787.

     In July 1998, the Company completed a private placement of 245,500 shares of Series B preferred stock at $5.00 per share, for total net proceeds of $1,142,750. The Series B preferred stock is designated as redeemable 10% cumulative non-voting convertible preferred stock with $.0001 par value. The shares are convertible on a one-for-one basis into common stock. The $613,750 intrinsic value of this beneficial conversion feature was recorded by allocating this portion of the total net proceeds to additional paid-in capital, with an equal amount treated as an immediate deemed dividend to the preferred stockholders. The dividends accrue at the rate of $.50 per share per annum and are paid annually commencing July 15, 1999. At the Company's election, annual dividends were paid in shares of the Company's common stock at $5.00 per share at July 15, 1999, 2000, 2001 and 2002. A total of 102,000 Series B preferred shares have been converted as of December 31, 2002. All unconverted shares are subject to mandatory redemption at $5.00 per share on or before July 15, 2003. As of December 31, 2002, 143,500 shares of Series B preferred stock remained outstanding. If these shares have not been converted to shares of common stock prior to the mandatory redemption date, we will be required to redeem them at a cost of approximately $717,500. The Company is accreting its Series B preferred stock up to the mandatory redemption amount. Such accretion amounts are treated as deemed dividends to preferred stockholders.

5.   Stockholders' equity
     --------------------

     Recapitalization:

     In December 1997, the Company entered into an agreement and plan of merger with Vanden to exchange all of the issued and outstanding common shares of the Company, in exchange for 5,220,000 shares of Vanden's $.001 par value common stock, in a reverse acquisition.

     Pursuant to the agreement, Vanden agreed to have cash of $220,000 and no unpaid liabilities at the effective date of the transaction. The exchange was consummated during January 1998 and is presented on the statement of changes in stockholders' equity as an issuance of 480,051 shares of common stock for cash proceeds of $220,100 pursuant to recapitalization. In connection with the recapitalization, the Company issued options to purchase 180,001 shares of its $.001 par value common stock for cash of $100 and options to purchase an additional 180,001 shares of common stock for $2.80 per share, as required by a management advisory services contract as compensation for arranging the merger. The difference between the fair value of the stock, estimated by the Company to be $2.75 per share, and the purchase price for the initial 180,001 shares was treated as additional cost of the merger and charged to capital, consistent with accounting for the reverse acquisition as a recapitalization. The net effect of this transaction was to record an increase and related decrease to additional paid-in capital of $495,000. The remaining options to acquire 180,001 shares were exercisable for a five-year period and expired in October 2002.

     Following the exchange, the Company's stockholders owned approximately 95% of the outstanding common stock of Vanden. The reverse acquisition has been accounted for as a recapitalization of the Company based upon historical cost. Accordingly, the common stock and additional paid-in capital amounts have been restated on the statements of changes in stockholders' equity to give retroactive effect to the recapitalization.

     Reincorporation:

     In June 2002, the Company changed its state of incorporation from Colorado to Delaware. The reincorporation was approved by the holders of a majority of its outstanding shares. The reincorporation was accomplished by merging with and into Entropin, Inc., a Delaware corporation and our formerly wholly-owned subsidiary. Each share of common stock of the Colorado corporation was converted into one share of common stock of the Delaware corporation. Each share of Series A preferred stock of the Colorado corporation was converted into one share of Series A preferred stock of the Delaware corporation. Each share of Series B preferred stock of the Colorado corporation was converted into one share of Series B preferred stock of the Delaware corporation.

     Private placements:

     In January 1998, the Company completed a private placement of 300,000 shares of its common stock at $2.75 per share for proceeds of $825,000.

     In April 1999, the Company completed a private placement of 497,500 shares of its common stock at $2.00 per share for proceeds of $995,000.

     In June 1999, the Company completed a private placement of 304,750 shares of its common stock at $4.00 per share for proceeds of $1,219,000.

     In September 1999, the Company completed a private placement of 406,450 shares of its common stock at $4.00 per share for proceeds of $1,625,800.

     Secondary public offering:

     On March 20, 2000, the Company completed a secondary public offering. The Company received net proceeds of approximately $12,500,000 (net of offering costs of approximately $2,000,000) from the sale of 2,000,000 shares of common stock and 2,000,000 redeemable common stock purchase warrants. The warrants are exercisable at $10.50 per share at any time until March 14, 2005. After March 14, 2001, under certain conditions, the Company may redeem the warrants at $.25 per warrant. The Company also issued to the underwriter warrants to purchase up to 200,000 shares at an exercise price of $8.25 per share and an option to purchase up to 200,000 warrants to purchase 200,000 shares at $.30 per warrant. On May 1, 2000, the Company received net proceeds of $1,185,000 from the over-allotment sale of 180,000 shares of common stock and 300,000 warrants. The warrants carry the same terms as those sold in the public offering.

     Stock options and warrants:

     In 2000, the Company provided stock option agreements to two directors to purchase 20,000 shares of the Company's common stock exercisable for five years at $6.00 per share. The options vested ratably on a monthly basis commencing February 1, 2000, and ending on February 1, 2001.

     In 1998, the Company provided a stock option agreement to purchase 450,000 shares of the Company's common stock at $1.50 per share to an organization retained to provide assistance in taking Esterom(R) through the clinical trial and NDA approval process. In July 2000, upon completion of enrollment in the initial Phase III clinical trial, the Company terminated its agreements with this organization. The termination agreement allowed the organization to retain fully vested options to purchase 75,000 shares of the Company's common stock at $1.50 per share and options to purchase 15,195 shares at $1.50 that the organization had previously assigned to its employees and advisors. In addition, the Company granted the organization fully vested options to purchase 90,000 shares at $2.50 per share. The Company canceled previously issued options to purchase 359,805 shares of its common stock at $1.50 per share. The organization invoked its cashless exercise provision to exercise its option to purchase 75,000 shares at $1.50 in January 2001.

     In 2000, the Board of Directors approved a compensation plan for members of the Company's Scientific and Medical Advisory Board, which included stock options aggregating 8,000 shares in exchange for services. The options are exercisable at $2.00 per share and vested in equal portions in December 2001 and 2002. The options expire five years from the dates they became exercisable.

     In 2001, the Company provided stock option agreements to each of its directors to purchase 1,666.67 shares of its common stock for each month of service as a director exercisable until February 1, 2006, at $2.00 per share. The options vest ratably on a monthly basis commencing February 1, April 1, or July 1, 2001, based on each director's service period, and ending upon the earlier of April 1, 2002 or the termination of the recipient's term as a director.

     In 2001, the Board of Directors approved a compensation award for the Chairman and Vice Chairman of the Board for services provided to the Company. The award provided for the Chairman and Vice Chairman to receive annual compensation in stock options with market values of $40,000 and $30,000, respectively. The options granted in January of 2001 vested ratably over a twelve month period and are exercisable for five years at $1.00 per share.

     In 2001, the Company provided a stock option agreement to purchase 100,000 shares of common stock to its president and chief operating officer at an exercise price of $2.05 per share. The options vest upon completion of specific performance milestones and expire five years from the date they become exercisable.

     In 2001, the Company provided a stock option agreement to purchase 95,000 shares of common stock to its vice president and chief financial officer at an exercise price of $2.05 per share. The options vest upon completion of specific milestones and expire five years from the date they become exercisable.

     In 2001, the Company provided a stock option agreement to purchase 23,200 shares of common stock to its president and chief operating officer exercisable at $1.00 per share for a period of five years.

     In 2001, the Company provided a stock option agreement to purchase 14,500 shares of common stock to its vice president and chief financial officer exercisable at $1.00 per share for a period of five years.

     In 2001, the Company provided a stock option agreement to a new director to purchase 1,666.67 shares of its common stock for each month of service as a director, exercisable until February 1, 2006, at $2.00 per share. The options vested and became exercisable ratably on a monthly basis from January 1, 2002 to April 1, 2002.

     In 2002, the Board of Directors approved a compensation award for the Chairman and Vice Chairman of the Board for services provided to the Company. The award provided for the Chairman and Vice Chairman to receive annual compensation in stock options with market values of $40,000 and $30,000, respectively. The options granted in January of 2002 vested ratably over a twelve month period and are exercisable for five years at $1.05 per share.

     In 2002, the Company provided stock option agreements to each of its directors (except the Company's president and chief executive officer) to purchase 1,666.67 shares of its common stock for each month of service (20,000 shares per each year of service) as a director exercisable until April 1, 2007, at $3.85 per share. The options vest ratably on a monthly basis commencing April 1, 2002, and ending upon the earlier of April 1, 2003 or the termination of the recipient's term as a director.

     In 2002, the Company provided a stock option agreement to purchase 40,000 shares of common stock to its president and chief executive officer for services provided to the Company. The 40,000 options were fully vested at grant and exercisable for a period of five years with 20,000 exercisable at $2.05 per share and 20,000 exercisable at $3.05 per share.

     In 2002, the Company provided a stock option agreement to purchase 13,750 shares of common stock to its vice president and chief financial officer for services provided to the Company. The options were fully vested at grant and exercisable at $2.05 per share for a period of five years.
     In December 2002, the Company granted options to acquire 100,000 shares of the Company's common stock to a consulting organization retained to provide investor relations services to the Company. The options were fully vested at grant with 50,000 options exercisable at $0.75 per share and 50,000 options exercisable at $1.50 per share until December 1, 2005.

     The following is a summary of stock option activity:
                                                                                                  Options Exercisable
                                                                                                  -------------------
                                                                Option          Wtd avg.                          Wtd avg.
                                            Number            price per         exercise          Number          exercise
                                           of shares            share             price          of shares         price
                                           ---------            -----             -----          ---------         -----
   BALANCE, DECEMBER 31, 1997                        --
   Granted                                    1,505,002     $.001 to $4.00        $2.26
   Canceled                                    (180,001)        $0.001           $0.001
                                      ------------------                         -------
   BALANCE, DECEMBER 31, 1998                 1,325,001                           $2.56           713,528          $3.31
   Granted                                    1,371,000     $3.00 to $5.00        $4.07
   Exercised                                    (20,000)        $4.00             $4.00
   Canceled                                     (55,000)    $3.00 to $4.00        $3.36
                                      ------------------                         -------
   BALANCE, DECEMBER 31, 1999                 2,621,001                           $3.43         1,647,669          $3.52
   Granted                                      138,000     $2.00 to $6.00        $3.49
   Exercised                                    (95,000)        $4.00             $4.00
   Canceled                                    (359,805)        $1.50             $1.50
                                      ------------------                         -------
   BALANCE, DECEMBER 31, 2000                 2,304,196                           $3.14         1,849,335          $3.44
   Granted                                      441,869     $1.00 to $2.05        $1.78
   Exercised                                       (195)        $1.50             $1.50
                                      ------------------                         -------
   BALANCE, DECEMBER 31, 2001                 2,745,870                           $2.96         2,210,859          $3.32
   Granted                                      365,750     $1.00 to $3.85        $2.34
   Exercised                                   (165,000)    $1.50 to $2.50        $2.05
   Expired                                     (180,001)        $2.80             $2.80
                                      ------------------                         -------
   BALANCE, DECEMBER 31, 2002                 2,766,619                           $2.90         2,356,619          $3.20
                                      ==================

     The following is a summary of stock warrant activity:

                                                                                       Wtd avg.
                                                    Number          Warrant price      exercise
                                                  of shares           per share          price
                                                  ---------           ---------          -----
             BALANCE, DECEMBER 31, 1998                     --
             Granted                                 1,200,181      $3.00 to $4.00       $3.17
             Canceled                                 (205,000)     $3.00 to $4.00       $3.02
                                             ------------------                         -------

             BALANCE, DECEMBER 31, 1999                995,181                           $3.20

             Granted                                 2,500,000      $8.75 to $10.50     $10.36
             Exercised                                 (10,000)         $4.00            $4.00
             Canceled                                 (101,681)         $4.00            $4.00
                                             ------------------                         -------
             BALANCE, DECEMBER 31, 2000              3,383,500                           $8.46
             Canceled                                 (100,000)         $3.00            $3.00
                                             ------------------                         -------
             BALANCE, DECEMBER 31, 2001
             AND DECEMBER 31, 2002                   3,283,500                           $8.63
                                             ==================

     The following is additional information with respect to those options and warrants outstanding at December 31, 2002:

                                                                                   Wtd avg.
                                                                                  remaining
                    Option                     Number           Options          contractual
           exercise price per share          of shares        exercisable       life in years
           ------------------------          ---------        -----------       -------------

                    $0.75                      50,000            50,000              2.92
                    $1.00                     177,700           137,700              3.50
                    $1.50                      65,000            65,000              3.51
                    $2.00                     147,169           142,169              3.21
                    $2.05                     230,750           160,750              3.21
                    $3.00                     625,000           625,000              3.41
                    $3.05                      20,000            20,000              4.45
                    $3.85                     140,000           105,000              4.25
                    $4.00                     811,000           811,000              1.04
                    $5.00                     460,000           160,000              2.57
                    $6.00                      40,000            40,000              3.09
                                         -------------     -------------            ------
                                            2,766,619         2,356,619              2.61
                                         =============     =============

                                                                                   Wtd avg.
                                                                                  remaining
                   Warrant                     Number          Warrants          contractual
           exercise price per share          of shares        exercisable       life in years
           ------------------------          ---------        -----------       -------------
                    $3.00                       700,000           700,000           1.40
                    $4.00                        83,500            83,500           1.42
                    $8.75                       200,000           200,000           2.22
                    $10.50                    2,300,000         2,300,000           2.22
                                         ---------------   ---------------         ------
                                              3,283,500         3,283,500           2.02
                                         ===============   ===============

     At December 31, 2002, outstanding options and warrants aggregating 3,588,500 shares have certain registration rights and options and warrants aggregating 6,010,119 shares contain certain cashless exercise provisions. The fair value of issued but unearned options has been recorded as additional paid-in capital and unearned stock compensation. Unearned stock compensation was amortized to research and development and general and administrative expense over the term of the related agreements, as follows:

                                              Year ended December 31,                Inception through
                                                2001           2002                  December 31, 2002
                                                ----           ----                  -----------------
     Research and development               $  15,597       $    2,866                $     897,765

     General and administrative               444,381          527,397                    7,739,762
                                            ----------      -----------               --------------

                                            $459,978        $  530,263                $   8,637,527
                                            =========       ==========                ==============

6.   Commitments and contingencies
     -----------------------------

     Compensation agreements:

     In 1993, the Company entered into a thirty-year compensation agreement with certain limited partners owning 64.28% of the I.B.C. Limited Partnership ("I.B.C."). The limited partnership participated in the early development of Esterom(R) and owned the rights to three patents and certain intellectual property rights. Under the terms of the agreement, the Company acquired these patents and intellectual property rights in exchange for certain compensation to the limited partners, which is dependent upon the Company's receipt of a marketing partner's technological access fee and royalty payments. The limited partnership was subsequently dissolved. Compensation under the agreement includes a bonus payment of $96,420 to be paid at the time the Company is reimbursed by a pharmaceutical company for past expenses paid for development of Esterom(R) and/or products derived from the acquired patents and developed by the Company, as well as 64.28% of a decreasing payment rate (3% to 1%) on cumulative annual royalties received by the Company. As of December 31, 2002, no amounts have been earned or accrued with respect to this agreement.

     In a separate agreement with certain former I.B.C. limited partners, the Company has agreed to pay the partners 35.72% of a decreasing earned payment (3% to 1% on cumulative annual sales of Esterom(R) and/or products derived from the acquired patents and developed by the Company) until October 10, 2004. From October 10, 2004 until October 10, 2014, the Company will pay the partners 17.86% of the earned payment. In accordance with the agreement, the Company has agreed to pay these former limited partners the amount of $40,000 and a minimum earned payment of $3,572 per calendar quarter beginning on December 1, 1989. Such minimum payment is only payable when the Company is either reimbursed for expenditures for the development of Esterom(R) and/or products derived from the acquired patents and developed by the Company, or from the first revenue received by the Company from net sales of Esterom(R) and/or products derived from the acquired patents and developed by the Company. The quarterly payments are to be applied against the earned payment due the limited partners. The Company will receive a credit against the earned payments of 50% of monies expended in connection with preparing, filing, obtaining, and maintaining patents involved with the acquired rights.

     Development and supply agreements:

     In July 2000, the Company entered into an agreement with a clinical research organization to assist in the clinical and regulatory processes for the preparation, submission, filing and approval of a NDA. The Company agreed to compensate the organization on an hourly basis at pre-approved consulting rates, plus reasonable and necessary expenses. The agreement may be terminated at any time by mutual written consent of the parties.

     In addition, the Company contracts with various organizations to provide research, development, manufacturing and packaging services on an as needed basis.

     Litigation:

     In February 2003, a complaint was filed in the Superior Court of the State of California against the Company and certain of its executive officers seeking unspecified damages and alleging that the defendants violated federal and state securities laws. The Company believes the claims are without merit and intends to defend the action vigorously. However, there can be no assurance that the Company will succeed in defending or settling this action. Additionally, there can be no assurance that the action will not have a material adverse effect on the Company's business. As of the date of this report, the Company is not a party to any other material legal proceedings.

                                                 ENTROPIN, INC.
                                          (A DEVELOPMENT STAGE COMPANY)
                                                 BALANCE SHEETS

ASSETS                                                                          June 30, 2002      June 30, 2003
------                                                                          -------------      -------------
                                                                                 (Unaudited)        (Unaudited)
Current assets:
    Cash and cash equivalents                                                    $  3,949,357      $  2,179,035
    Short-term investments                                                          1,996,340                --
    Accrued interest receivable                                                        23,904                --
    Refundable deposits                                                               121,250           103,126
                                                                                 -------------     -------------

      Total current assets                                                          6,090,851         2,282,161

Patent costs, less accumulated amortization of
    $147,398 (2002) and $181,379 (2003)                                               350,889           411,198
Property and equipment, net                                                            15,694             8,876
                                                                                 -------------     -------------

                                                                                 $  6,457,434      $  2,702,235
                                                                                 =============     =============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
    Accounts payable                                                             $    274,530      $    104,554


Series A redeemable preferred stock, $.0001 par value; 3,210,487 shares authorized, issued and outstanding,
    $1.00 per share redemption value                                                3,210,487                --

Series B redeemable convertible preferred stock, $.0001 par value; 400,000 shares authorized, 168,500 (2002) and 128,500 (2003) shares issued and
    outstanding, $5.00 per share redemption value                                     825,049           638,064

Contingencies (Note 2)

Stockholders' equity:
    Series A' redeemable preferred stock, $.0001 par value; 3,210,487 shares authorized, issued and outstanding,
      $1.00 per share redemption value                                                     --         3,210,487
    Common stock, $.0001 par value; 50,000,000 shares
      authorized, 9,863,920 (2002) and 10,283,587 (2003)
      shares issued and outstanding                                                       986             1,028
    Additional paid-in capital                                                     29,556,012        30,023,201
    Unearned stock compensation                                                      (266,114)             (173)
    Deficit accumulated during the development stage                              (27,143,516)      (31,274,926)
                                                                                 -------------     -------------
      Total stockholders' equity                                                    2,147,368         1,959,617
                                                                                 -------------     -------------

                                                                                 $  6,457,434      $  2,702,235
                                                                                 =============     =============

                                                      F-21

                                          ENTROPIN, INC.
                                  (A DEVELOPMENT STAGE COMPANY)
                                     STATEMENTS OF OPERATIONS
                         FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2003
            AND FOR THE PERIOD FROM AUGUST 27, 1984 (INCEPTION) THROUGH JUNE 30, 2003
                                           (UNAUDITED)

                                                           June 30,               Inception through
                                                    2002               2003         June 30, 2003
                                                -------------     -------------     -------------
Costs and expenses:
   Research and development                     $  1,894,096      $    504,467      $ 15,198,045
   General and administrative                      1,317,275         1,400,905        16,293,271
                                                -------------     -------------     -------------

     Operating loss                               (3,211,371)       (1,905,372)      (31,491,316)
                                                -------------     -------------     -------------

Other income (expense):
   Interest income                                   108,186            16,823         1,482,951
   Interest expense                                       --                --          (242,811)
                                                -------------     -------------     -------------

     Total other income, net                         108,186            16,823         1,240,140
                                                -------------     -------------     -------------

Net loss                                          (3,103,185)       (1,888,549)      (30,251,176)

Dividends applicable to Series B
   preferred stockholders                            (42,125)          (32,750)       (1,100,895)
                                                -------------     -------------     -------------

Net loss applicable to common stockholders      $ (3,145,310)     $ (1,921,299)     $(31,352,071)
                                                =============     =============     =============

Basic and diluted net loss per common share     $       (.32)     $       (.19)     $      (5.09)
                                                =============     =============     =============

Weighted average common shares outstanding         9,850,000        10,144,000         6,164,000
                                                =============     =============     =============

                                              F-22

                                                           ENTROPIN, INC.
                                                    (A DEVELOPMENT STAGE COMPANY)
                                       STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                                         FOR THE SIX MONTHS ENDED JUNE 30, 2003 (UNAUDITED)

                                                                                                           Deficit
                                                                                            Unearned     accumulated
                                Series A' redeemable                          Additional      stock      during the        Total
                                  preferred stock           Common stock        paid-in     compensa-    development   stockholders'
                                 Shares      Amount        Shares    Amount     capital       tion          stage          equity
                               ----------  -----------  -----------  -------  ------------  ---------   -------------   ------------
Balance, January 1, 2003              --   $       --    9,912,587   $  991   $29,801,165   $(72,479)   $(29,386,377)   $   343,300

     Conversion of Series
       A preferred stock to
       Series A' preferred
       stock                   3,210,487    3,210,487           --       --            --         --              --      3,210,487

     Amortization and
       valuation adjustment
       of unearned stock
       compensation                   --           --           --       --           230     72,306              --         72,536

     Shares issued for
       services                       --           --      356,000       35       147,324         --              --        147,359

     Conversion of Series
       B preferred stock
        to common stock               --           --       15,000        2        74,482         --              --         74,484

     Net loss for the period          --           --           --       --            --         --      (1,888,549)    (1,888,549)
                               ----------  -----------  -----------  -------  ------------  ---------   -------------   ------------

Balance, June 30, 2003         3,210,487   $3,210,487   10,283,587   $1,028   $30,023,201   $   (173)   $(31,274,926)   $ 1,959,617
                               ==========  ===========  ===========  =======  ============  =========   =============   ============

                                                                F-23

                                                   ENTROPIN, INC.
                                            (A DEVELOPMENT STAGE COMPANY)
                                              STATEMENTS OF CASH FLOWS
                                   FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2003
                      AND FOR THE PERIOD FROM AUGUST 27, 1984 (INCEPTION) THROUGH JUNE 30, 2003

                                                                               June 30,              Inception through
                                                                        2002              2003         June 30, 2003
                                                                        ----              ----         -------------
Cash flows from operating activities:
     Net loss                                                      $ (3,103,185)     $ (1,888,549)     $(30,251,176)
     Adjustments to reconcile net loss to net
        cash used in operating activities:
           Depreciation and amortization                                 17,687            20,845           244,225
           Services received in exchange for stock,
              stock options and warrants                                306,308           219,895        10,084,233
           Services received in exchange for
              compensation agreements                                        --                --         2,231,678
           Decrease in accrued interest receivable                        9,423             5,954                --
           Increase in refundable deposits                                   --          (100,000)         (100,000)
           Increase in accounts payable                                 131,544            42,104           312,251
           Other                                                        (83,421)               --            57,326
                                                                   -------------     -------------     -------------

           Net cash used in operating activities                     (2,721,644)       (1,699,751)      (17,421,463)
                                                                   -------------     -------------     -------------

Cash flows from investing activities:
     Maturities of short-term investments, net                        2,102,352           990,000                --
     Patent costs                                                       (36,255)          (18,067)         (592,577)
     Purchase of property and equipment                                  (4,658)               --          (130,517)
                                                                   -------------     -------------     -------------

           Net cash provided by (used in) investing activities        2,061,439           971,933          (723,094)
                                                                   -------------     -------------     -------------

Cash flows from financing activities:
     Proceeds from shares issued pursuant to recapitalization                --                --           220,100
     Proceeds from issuance of common stock and warrants                     --                --        18,281,066
     Proceeds from issuance of preferred stock                               --                --         1,142,750
     Proceeds from stockholder loans                                         --                --           809,676
     Proceeds from stockholder advances                                      --                --            98,873
     Repayments of stockholder advances                                      --                --           (98,873)
     Payment for cancellation of common stock warrant                        --                --          (330,000)
     Proceeds from convertible notes payable                                 --                --           200,000
                                                                   -------------     -------------     -------------

           Net cash provided by financing activities                         --                --        20,323,592
                                                                   -------------     -------------     -------------

Net (decrease) increase in cash and cash equivalents                   (660,205)         (727,818)        2,179,035

Cash and cash equivalents at beginning of period                      4,609,562         2,906,853                --
                                                                   -------------     -------------     -------------

Cash and cash equivalents at end of period                         $  3,949,357      $  2,179,035      $  2,179,035
                                                                   =============     =============     =============

                                                        F-24

                         (Continued from preceding page)

     Supplemental disclosure of cash flow information:

                                                         Six Months Ended June 30,           Inception through
                                                            2002            2003               June 30, 2003
                                                            ----            ----               -------------
              Cash paid for interest
              during the period                             $ --            $ --                 $ 242,811

     Supplemental disclosure of non-cash investing and financing activities:

                During the period from August 27, 1984 (inception) through June 30, 2003, the Company issued 3,210,487 shares of Series A preferred stock in exchange for an aggregate $1,710,487 of notes payable to stockholders plus accrued interest and a $1,500,000 compensation agreement.

                During the period from August 27, 1984 (inception) through June 30, 2003, the Company converted promissory notes payable with outstanding principal and interest balances totaling $201,662 into 100,831 shares of common stock.

                During the period from August 27, 1984 (inception) through June 30, 2003, the Company issued 82,000 shares of common stock at $5.00 per share as payment of accrued dividends on Series B preferred stock.

                During the six months ended June 30, 2002 and 2003, and the period from August 27, 1984 (inception) through June 30, 2003, the Company issued none, 15,000 and 127,000 shares of common stock for conversion of an equal number of shares of Series B preferred stock totaling $0, $79,448 and $572,766, respectively.

                          NOTES TO FINANCIAL STATEMENTS

The accompanying financial statements of Entropin, Inc. (the "Company") have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted under such rules and regulations. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, the financial statements reflect all adjustments considered necessary for a fair presentation. The results of operations for the six months ended June 30, 2002 and 2003 are not necessarily indicative of the results to be expected for the full year. For further information, refer to the financial statements and footnotes thereto included in our annual report on Form 10-KSB/A for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on April 30, 2003.

1.   Organization and selected accounting policies
     ---------------------------------------------

     Organization and basis of presentation:

     Entropin, Inc. (the "Company"), a Delaware corporation, was organized as a California corporation in August 1984. The Company is a pharmaceutical research and development company focused on the development of its proprietary compound ENT-103 as a potent therapy for pain. Activities from inception include research and development, seeking the U.S. Food and Drug Administration, or FDA, approval for its proprietary compounds, including its current drug candidate, ENT-103, as well as fund raising.

     The Company's financial statements have been presented on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has been primarily involved in research and development activities. This has resulted in significant operating losses and an accumulated deficit at June 30, 2003 of $31,274,926. Management anticipates additional operating losses for the foreseeable future. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments related to the recoverability of recorded asset amounts that may be necessary should the Company be unable to continue as a going concern. The Company will need to raise significant additional funds to continue its planned development activities. In the absence of positive cash flows from operations, the Company is highly dependent on its ability to secure additional funding through the issuance of debt or equity instruments or corporate partnering arrangements. If adequate funds are not available, the Company may be forced to significantly curtail its operations or to obtain funds through entering into collaborative agreements or other arrangements that may be on unfavorable terms. The Company's failure to raise sufficient additional funds on favorable terms, or at all, would have a material adverse effect on its business, results of operations and financial position. The Company's ultimate continued existence is currently dependent on its ability to complete development of, obtain approval for, and successfully market its proprietary compound ENT-103.

     Because the Company has not yet completed product development, obtained regulatory approval, or verified the market acceptance and demand for any products it may develop, its activities have been accounted for as those of a "development stage enterprise" as set forth in Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises".

     During 1998, the Company consummated an agreement and plan of merger with Vanden Capital Group, Inc. ("Vanden"), a Colorado corporation, under which Vanden acquired all of the issued and outstanding common shares of the Company. The Company was merged into Vanden, and Vanden changed its name to Entropin, Inc. For accounting purposes, the acquisition has been treated as a recapitalization of the Company, based upon historical cost, and a reverse acquisition with the Company as the acquirer.

     During 1998, the Company also completed private offerings of 245,500 shares of Series B convertible preferred stock for gross proceeds of $1,227,500, $200,000 of convertible notes payable, and 1,508,700 shares of common stock for gross proceeds of $4,664,800. During the first half of 2000, the Company raised approximately $13,700,000 through a secondary offering and sale of the underwriter's over-allotment.

     Stockholders' equity:

     As of June 30, 2003, 128,500 shares of the Company's Series B preferred stock remained outstanding. On July 15, 2003, all outstanding shares of our Series B preferred stock were subject to redemption at the original purchase price of $5.00 per share, along with all accrued and unpaid dividends. On July 18, 2003, the Company's Board of Directors resolved to pay the final annual dividend with stock and authorized the issuance of 12,850 shares of the Company's common stock as payment for the final dividend. On July 30, 2003, the Company sent each holder of Series B preferred stock a recapitalization agreement, under which the Company agreed to exchange each outstanding share of Series B preferred stock for
     9.4967 shares of its common stock rather than redeeming the Series B preferred stock for cash. As of August 11, 2003, the holders of all outstanding shares of Series B preferred stock had agreed to exchange their shares of Series B preferred stock for common stock pursuant to a recapitalization agreement with the Company. As a result, there are no longer any shares of Series B preferred stock outstanding as of August 11, 2003, and the Company's redemption obligation to the prior holders of Series B preferred stock has terminated.

     Use of estimates:

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Patents:

     The Company believes that patents and other proprietary rights are important to its business. It is the Company's policy to file patent applications to protect its technology, inventions and improvements to inventions that are considered important to the development of its business. The Company currently holds 61 issued and pending patent applications worldwide, including seven issued U.S. patents and 42 issued foreign patents. The Company has four patents pending in the U.S. and eight pending foreign patents. The issued U.S. patents include two material composition patents covering the molecules contained in Esterom(R) solution (including ENT-102) which expire in 2012 and 2013, respectively. The Company has also filed a patent application with the United States Patent Office along with international counterparts that describes a method for the enrichment of the compounds covered in its composition of matter patents. This patent application describes a method for the production of Esterom(R) solution and its components, including ENT-102.

     In August 2002, the Company filed a patent describing the manufacturing process for ENT-102. The patent application describes the preparation of commercial quantities of ENT-102 and other related compounds.

     In December 2002, the Company filed a composition of matter patent application for ENT-103. The patent application describes a new chemical entity, or NCE, that is prepared by combining benzoylecgonine and 1,3 propanediol. ENT-102 is prepared synthetically by combining benzoylecgonine and 1,2 propanediol. This is an example of Structure Activity Relationship, or SAR, technology, which is the basis for systematically developing NCEs with potentially different safety and efficacy profiles, as well as NCEs for new indications. This new patent application claims composition of matter containing ENT-103 and also provides the potential for the development of a number of additional new chemical entities. The Company believes its other patents also provide the framework for the discovery of additional NCEs using SAR.

     Stock-based compensation:

     The Company follows the fair value method of accounting for employee stock based compensation provided for in Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". Compensation cost for stock option grants is measured as the fair value of the options using the Black-Scholes option pricing model. Amounts recorded for options granted to non-employees are determined in accordance with Statement of Financial Accounting Standards No. 123 and EITF 96-18 based on the fair value of the consideration or the fair value of the equity instruments issued, whichever is more reliably measured. Deferred charges related to options granted to non-employees are periodically remeasured as the underlying options vest and are included as unearned stock compensation in the stockholders' equity section of the balance sheet.

     Loss per share:

     Net loss per common share is computed using the weighted average number of common shares outstanding. Basic and diluted net loss per common share amounts are equivalent for the periods presented as the inclusion of common stock equivalents in the number of shares used for the diluted computation would be anti-dilutive. Dividends on preferred stock, consisting of 10% cumulative dividends and deemed dividends related to the beneficial conversion feature and mandatory redemption accretion of Series B preferred stock, are added to net loss for the purpose of determining net loss and net loss per share amounts applicable to common stockholders.

     Segment reporting:

     The Company currently operates in a single segment. In addition, financial results are prepared and reviewed by management as a single operating segment. The Company continually evaluates its operating activities and the method utilized by management to evaluate such activities and will report on a segment basis when appropriate to do so.

     Recent accounting pronouncements:

     In November 2002, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 requires that a liability be recorded for the fair value of the obligation in the guarantor's balance sheet upon issuance of a guarantee. In addition, FIN 45 requires certain disclosures about each of the entity's guarantees. The disclosure provisions of FIN 45 are effective for annual and interim periods that end after December 15, 2002. The recognition provisions of FIN 45 are applicable prospectively to guarantees entered after December 31, 2002. The adoption of FIN 45 effective January 1, 2003 did not have a material effect on the Company's results of operations or financial position.

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation, Transition and Disclosure". SFAS No. 148 provides alternative methods of transition for those entities that elect to voluntarily adopt the fair value accounting provisions of SFAS 123, "Accounting for Stock-Based Compensation". SFAS No. 148 also requires more prominent disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation as well as pro forma disclosure of the effect in interim financial statements. The transition and annual disclosure provisions of SFAS No. 148 are effective for fiscal years ending after December 15, 2002. The interim disclosure requirements are effective for the first interim period ending after December 15, 2002. Entropin has previously adopted the fair value accounting provisions of SFAS No. 123 and therefore the adoption of SFAS No. 148 did not have a material effect on the Company's results of operations or financial position.

     In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" ("SFAS No. 150"). This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for the first interim period beginning after June 15, 2003, with certain exceptions. The Company does not expect the adoption of SFAS No. 150 to have a material effect on the Company's results of operations or financial position.

2.   Litigation
     ----------

     In February 2003, a complaint was filed in the Superior Court of the State of California against the Company and certain of its executive officers seeking unspecified damages and alleging that the defendants violated federal and state securities laws. The Company believes the claims are without merit and filed a motion for summary judgment with the court on July 30, 2003. However, there can be no assurance that the Company will succeed in defending or settling this action. Additionally, there can be no assurance that the action will not have a material adverse effect on the

     Company's business. As of the date of this report, we are not a party to any other material legal proceedings.

3.   Series A' preferred stock
     -------------------------

     In February 2003, the Company's Board of Directors approved and authorized a Certificate of Designations of Series A' preferred stock. The Company subsequently entered into separate agreements with each of the holders of its Series A preferred stock, in which these stockholders agreed to exchange each outstanding share of Series A preferred stock for one share of Series A' preferred stock. The terms of the Series A' preferred stock are the same as the terms of the Series A preferred stock except the redemption provision of the Series A' preferred stock allows the Company to redeem the Series A' preferred stock in cash, common stock or any combination thereof and extends the redemption period to January 15, 2015. Adding the option to redeem these preferred shares in common stock allowed the Company to include the Series A' preferred stock in stockholders' equity.

4.   Nasdaq delisting
     ----------------

     Effective June 26, 2003, the Company's common stock and warrants were delisted from the Nasdaq SmallCap Market for failure to comply with the $1.00 minimum bid price requirement. The Company's common stock and warrants now trade on the OTC Bulletin Board under the symbols "ETOP" and "ETOPW," respectively. Trading on the OTC Bulletin Board could result in a less liquid market available for existing and potential investors to trade shares of the Company's common stock and warrants and could ultimately further depress the trading price of the Company's common stock and warrants. In addition, the Company may have more difficulty in raising necessary additional funds as a result of not trading on the Nasdaq SmallCap Market.

5.   Subsequent events
     -----------------

     On July 21, 2003, the Company announced a research agreement with a specialty pharmaceutical company. Under the research agreement, the Company will provide its proprietary compound, ENT-103, and the partner will create several new formulations that will include its proprietary excipient. The partner's excipient promotes enhanced absorption of drugs across dermal, mucosal and ocular membranes. The new formulations will be tested by the Company's paid researchers at Harvard Medical School, the University of Arizona or other academic institutions as deemed appropriate. The goal of this research agreement is to determine the feasibility of developing new topical products with ENT-103 for commercialization.

     On July 29, 2003, the Company announced that it had engaged InvestLinc Capital Services, a full-service investment banking firm. InvestLinc will assist the Company in identifying potential strategic relationships and sources of additional capital to finance the Company's growth and further development of its proprietary compound, ENT-103. InvestLinc will also help identify potential investors and/or strategic partners for the Company, including merger and acquisition candidates. The Company cannot guarantee that it will be able to accomplish its financing goals, establish suitable strategic relationships or identify suitable merger or acquisition candidates.

                                     ANNEX A

                   FORM OF COMMON STOCK SUBSCRIPTION AGREEMENT


Entropin, Inc.
45926 Oasis Street
Indio, CA  92201

Ladies and Gentlemen:

         This subscription agreement relates to the offer made by Entropin, Inc., a Delaware corporation (the "Company"), to sell between $2,000,000 (the "Minimum Offering") and $4,000,000 (the "Maximum Offering") in shares of Company common stock, par value, $.0001 per share (the "Shares"), pursuant to the prospectus filed with the SEC under Rule 424(b)(3) on _______ __, 2003, and as same may be amended or supplemented from time to time (the "Prospectus"). The undersigned has received a copy of the Prospectus and wishes to purchase Shares on the terms, and subject to the conditions, set forth below and in the Prospectus.

         1. Subscription.

                  1.1 The undersigned hereby irrevocably subscribes, in accordance with the terms and conditions of this Subscription Agreement (the "Agreement"), for the purchase of the number of Shares, at the price per Share, set forth on the signature page to the Agreement. The undersigned hereby delivers to the Company (i) an executed copy of this Agreement, (ii) an executed copy of the Investor Suitability Questionnaire, and (iii) a check or wire transfer for the aggregate purchase price, as reflected on the signature page to this Agreement (the "Purchase Price"), payable to _____________, as Escrow agent (the "Escrow Agent"), as follows:

         [Escrow Agent]
         [Bank]
         [ABA Routing No.]
         [Account No.]
         [Reference]

                  1.2 The Purchase Price and the executed Agreement will be held for the benefit of the undersigned until accepted by the Company pursuant to
Section 2 below. If the Agreement is not accepted by February 1, 2004 (the "Termination Date"), then the Purchase Price will be promptly returned to the undersigned, without interest.

                  1.3 After a determination has been made, based upon the undersigned's representations herein and the Investor Suitability Questionnaire, that the undersigned is a suitable purchaser of the Shares and the conditions set forth in Section 2 are met, the Company will accept this Agreement and the Escrow Agent will deliver the Purchase Price to the Company. Following delivery of the Purchase Price, the Company shall promptly deliver to the undersigned a stock certificate representing the number of Shares for which the undersigned hereby subscribes (or, if the subscription is accepted for less than all the Shares requested, a certificate representing the number of allotted Shares and a pro rata refund of a portion of the Purchase Price).

         2. Acceptance of Agreement. It is understood and agreed that the Company shall have the right to accept or reject this Agreement, in whole or in part, for any reason whatsoever upon receiving notice from the Escrow Agent that it has received aggregate subscriptions for Shares in an amount that equals or exceeds the Minimum Offering. If the Escrow Agent has not received subscriptions totaling at least the Minimum Offering by the Termination Date, then the Company will instruct the Escrow Agent to promptly return the Purchase Price to the undersigned, without interest. If the Company has received subscriptions for at least the Minimum Offering by the Termination Date, then it may extend the offering period for up to an additional 30 days, or until it has received subscriptions totaling the Maximum Offering.

         3. Representations and Warranties of Subscriber. The undersigned hereby represents and warrants to the Company (knowing that the Company will be relying on these matters to determine the undersigned's suitability as an investor and the availability of securities law exemptions) that:

                  3.1 The undersigned has received the Prospectus. Additionally, the Company has afforded the undersigned or the undersigned's representative with access to and an opportunity to obtain other information regarding the Company requested by the undersigned. The undersigned has not relied on any oral representations of any kind.

                  3.2 The undersigned is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933 (the "Securities Act"), meaning that the undersigned has either (i) an individual net worth or joint net worth with the undersigned's spouse in excess of $1,000,000, or (ii) an individual annual income in excess of $200,000 in each of the two most recent years or a joint income with the undersigned's spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year, or (iii) if a corporation, trust or partnership not formed for the specific purpose of the investment in the Shares, total assets in excess of $7,000,000. All statements made by the undersigned in the Investor Suitability Questionnaire are true, complete and correct.

                  3.3 Immediately prior to the undersigned's execution of this Agreement, the undersigned had such knowledge and experience in financial and business matters (including experience with investments of a similar nature), that the undersigned was capable of evaluating the merits and risks of an investment in the Shares.

                  3.4 The undersigned recognizes that the purchase of the Shares is a speculative investment that involves a high degree of risk, including but not limited to those risks referred to in the Prospectus, and is suitable only for persons with the financial capability of making and holding long-term investments not readily reducible to cash.

                  3.5 The undersigned, if not an individual investor, is empowered and duly authorized to enter into this Agreement under its governing document, trust instrument, pension plan, charter, certificate of incorporation, bylaw provision and the like.

                  3.6 The type of ownership in which the undersigned is applying to purchase Shares is as follows:

(Check One)

         ______ INDIVIDUAL OWNERSHIP (One signature required)

         ______ JOINT TENANTS WITH RIGHT OF SURVIVORSHIP (Both parties must sign)

         ______ TRUST (Please include name of trustee, date trust was formed and a copy of the Trust Agreement or other authorization)

         ______ CORPORATION (Please include Certified Corporate Resolution authorizing signature)

         ______ PARTNERSHIP (Please include a copy of the Statement of Partnership or Partnership Agreement authorizing signature)

         ______ COMMUNITY PROPERTY (Two signatures required)

         ______ TENANTS-IN-COMMON (Both parties must sign)

         4. Continuing Obligation to Furnish Information. These representations and warranties are true, complete and accurate as of the date hereof and shall be true, complete and accurate as of the date of delivery of the Purchase Price to the Company and shall survive such delivery. If, in any respect, such representations and warranties shall not be true and accurate prior to receipt of notice of acceptance of this Agreement, the undersigned shall give written notice of such fact to the Company, specifying which representations and warranties are not true and accurate and the reasons therefore.

         5. Miscellaneous.

                  5.1 Survival. The representations and warranties made herein shall survive the consummation of the transaction contemplated hereby.

                  5.2 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to principles of conflicts of laws.

                  5.3 Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all other written or oral agreements, understandings and negotiations. This Agreement may not be amended except by a writing signed by both the Company and the undersigned.

                  5.4 Attorneys' Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  5.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the ___ day of _______________, 200__.


_____________________________________   _______________________________________
Print Name

_____________________________________   _______________________________________
Signature                               Address

_____________________________________   _______________________________________
Title (if applicable)                   Taxpayer ID Number


                            SUBSCRIPTION INFORMATION


_____________________________________   _______________________________________
Number of Shares Purchased              Price Per Share

_____________________________________
Aggregate Purchase Price



SUBSCRIPTION ACCEPTED:


Entropin, Inc.,
a Delaware corporation


By:   _______________________________________________
Name: _______________________________________________
Title:_______________________________________________

Date: _______________________________________________





                   [SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 5 of the registrant's Certificate of Incorporation (the "Certificate") provides that, except to the extent prohibited by the Delaware General Corporation Law (the "DGCL"), no director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

         Article 8 of the Certificate provides that the Company shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Company and shall inure to the benefit of his or her heirs, executors and personal or legal representatives; PROVIDED, HOWEVER, that, except for proceedings to enforce rights to indemnification, the Company shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by Article 8 includes the right to have paid by the Company the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. The Company may also, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company similar to those conferred in
Article 8 to the Company's directors and officers.

         The Company's bylaws contain the following provisions regarding the indemnification of the Company's officers and directors:

         (A) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the administrative or investigative (other than an action by or in the right of the Company)) by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director of officer, employee or agent of another Company, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

         (B) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (C) Any indemnification under the Company's bylaws (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth above in paragraph (A) or (B), as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Company. To the extent, however, that a present or former director of officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

         Additionally, certain provisions of the California Labor Code (the "Labor Code") require an employer to indemnify its employees in certain circumstances. These statutory obligations may require the registrant to indemnify its officers and other employees as set forth in the Labor Code.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses to be paid by the registrant are as follows. All amounts other than the SEC registration fee are estimates.

                                                               AMOUNT TO BE
                                                                   PAID
         SEC registration fee...............................  $        324
         Blue sky fees......................................         5,000
         Legal fees and expenses............................        75,000
         Accounting fees and expenses.......................         5,000
         Printing and engraving.............................        25,000
         Transfer agent fees................................         5,000
         Miscellaneous......................................        10,000
                  Total.....................................  $    125,324
                                                              =============

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         Since October 1, 2000, the registrant has sold the following securities in transactions that were not registered under the Securities Act of 1933:

         o In April 2003, the registrant issued 225,000 shares of common stock to Mirador Consulting in partial consideration for investor relations services to be provided by Mirador. This issuance was deemed to be exempt from registration under the Act in reliance upon the exemption provided by Section 4(2) of the Act and/or Regulation D promulgated under the Act. This issuance was made without general solicitation or advertising. The recipient was a sophisticated investor and had adequate access to information about the registrant. No underwriters or broker-dealers were involved in connection with the issuances of these securities.

         o In August 2003, the registrant issued 28,571 shares of common stock to InvestLinc Capital Services LLC as partial consideration for its services as placement agent in this offering. This issuance was deemed to be exempt from registration under the Act in reliance upon the exemption provided by Section 4(2) of the Act and/or Regulation D promulgated under the Act. This issuance was made without general solicitation or advertising. The recipient was a sophisticated investor and had adequate access to information about the registrant. No underwriters or broker-dealers were involved in connection with the issuances of these securities.

         o In August 2003, the registrant issued 1,220,333 shares of common stock upon conversion of outstanding shares of the registrant's Series B Preferred Stock. This issuance was deemed to be exempt from registration under Section 3(a)(9) of the Securities Act of 1933.

ITEM 27. EXHIBITS

   EXHIBIT         DESCRIPTION
   -------         ------------------------------------------------------------

     1.1 Investment Banking Agreement, dated as of July 28, 2003, between Entropin, Inc. and Invest Linc Securities LLC

     3.1           Certificate of Incorporation of Entropin, Inc. (2)

     3.2           Bylaws of Entropin, Inc. (2)

     3.3 Certificate of Designations of Series A' Preferred Stock of Entropin, Inc. (1)

     5.1           Opinion of Heller Ehrman White & McAuliffe LLP

     10.1 Lease Agreement, dated February 1, 1998, between the Registrant and Thomas T. Anderson (4)

     10.2          Stock Option Plan (3)

     10.3          1998 Compensatory Stock Plan (5)

     10.4 Form of Common Stock Subscription Agreement (attached to prospectus as Annex A)

     23.1          Consent of Heller Ehrman White & McAuliffe LLP (contained in
                   Exhibit 5.1)

     23.2          Consent of Deloitte & Touche LLP

     23.3          Consent of Causey Demgen & Moore Inc.

     24.1          Power of Attorney (contained on signature page)

---------------

(1) Incorporated by reference from the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2002.

(2) Incorporated by reference from the like numbered exhibits as filed with Registrant's Current Report on Form 8-K on June 26, 2002.

(3) Incorporated by reference from the like numbered exhibits filed with the Registrant's Registration Statement on Form S-1, No. 33-23693 effective October 21, 1989.

(4) Incorporated by reference from the like numbered exhibits filed with the Registrant's Annual Report on Form 10-KSB, dated April 15, 1998, as amended.

(5) Incorporated by reference from the like numbered exhibit as filed with the Registrant's Registration Statement on Form S-8 as filed on December 30, 1998.

ITEM 28. UNDERTAKINGS

The registrant hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act;
          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing,, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         The undersigned registrant hereby undertakes to provide to the Placement Agent at the closing specified in the Placement Agent agreement, certificates in such denominations and registered in such names as required by the Placement Agent to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933 the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424 (b)(1) or (4), or 497(h) under the Securities Act of 1933, shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933 each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                      * * *

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933 the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indio, California on this 30th day of October, 2003.

                                      ENTROPIN, INC.

                                      By:    /S/ THOMAS G. TACHOVSKY
                                             -----------------------------------
                                      Name:  Thomas G. Tachovsky
                                      Title: President & Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned directors and/or officers of ENTROPIN, INC. (the "Company"), hereby severally constitute and appoint Thomas G. Tachovsky, Chief Executive Officer and Patricia G. Kriss, Chief Financial Officer, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form SB-2 filed with the SEC, and any and all amendments to said Registration Statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the registration under the Securities Act of 1933 of the Company's equity securities, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

         Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities indicated on October 30, 2003:

SIGNATURE                       TITLE(S)
---------                       --------

/S/ THOMAS G. TACHOVSKY         President, Chief Executive Officer and Director
----------------------------    (principal executive officer)
Thomas G. Tachovsky


/S/ PATRICIA G. KRISS           Chief Financial Officer, Vice President of
----------------------------    Finance & Administration and Secretary/Treasurer
Patricia G. Kriss               (principal financial and accounting officer)


/S/ HIGGINS D. BAILEY           Chairman of the Board, Director
----------------------------
Higgins D. Bailey


/S/ JOSEPH R. IANELLI           Vice Chairman of the Board, Director
----------------------------
Joseph R. Ianelli


                                Director
----------------------------
Wilson S. Benjamin

/S/ RANDALL L. CARPENTER        Director
----------------------------
Randall L. Carpenter


/S/ PAUL V. MAIER               Director
----------------------------
Paul V. Maier


/S/ BRUCE R. MANNING            Director
----------------------------
Bruce R. Manning


/S/ DENNIS K. METZLER           Director
----------------------------
Dennis K. Metzler